Exhibit 10.43

Execution copy

29 March 2019

B.L.C.T. (PHC 15A) LIMITED

and

MIMECAST SERVICES LIMITED

and

MIMECAST LIMITED

1 FINSBURY AVENUE, LONDON EC2 LEASE OF 5th FLOOR

Herbert Smith Freehills LLP

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TABLE OF CONTENTS

1	INTERPRETATION	1
2	DEMISE HABENDUM AND REDDENDUM	9
3	TENANT'S COVENANTS	10
	Rent	10
	Outgoings	10
	Water gas and electricity charges and equipment	11
	Repair	12
	Decoration and maintenance	12
	Yield up	12
	Landlord's rights of entry	13
	Compliance with notices to remedy	13
	Improvements and alterations	13
	Notices of a competent authority	16
	To comply with enactments	16
	To comply with town planning legislation etc	17
	User permitted	17
	User prohibited	18
	Alienation absolutely prohibited	18
	Assignment permitted	19
	Underletting permitted	20
	Registration	22
	Not to display advertisements	22
	Insurance	22
	Notice of damage	23
	Landlord's costs	24
	VAT	24
	Regulations affecting the Premises	25
	Obstructions and encroachments	25
	Covenants and provisions affecting the Landlord's title	25
	Operation of plant and equipment	25
	Obligations relating to entry and services	25
	Registration	26
	Energy performance certificates	26
	Bicycle Spaces	27
4	LANDLORD'S COVENANTS	27
	Quiet enjoyment	27
	Insurance	27
	Landlord's obligations in relation to insurance	28
	Reinstatement	28
	Obligations relating to Services for the Tenant	29
	Building Defects	30
	Head Lease rents	30
	Retail Units	30
5	PROVISOS	31
	Re-entry	31
	Suspension of rent	32
	Damage before Rent Commencement Date	33
	Determination if damage or destruction	33
	Roof Terrace	35
	Warranty as to use	35
	Service of notices	35
	Apportionment	35
	Exclusions of Landlord's liability	35
	Removal of property	36
	VAT	36
	Sharing of information	37
6	SURETY	37
7	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	37
8	DETERMINATION	37
9	RIGHT TO RENEW	38

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10	OPTION TO SURRENDER	39
11	GOVERNING LAW AND JURISDICTION	41
FIRST SCHEDULE - The Premises		42
SECOND SCHEDULE		43
	Part I Rights granted	43
	Part II Rights excepted and reserved	46
THIRD SCHEDULE - Review of Principal Rent		48
FOURTH SCHEDULE - Matters to which the demise is subject		52
FIFTH SCHEDULE - The Service Charge		53
SIXTH SCHEDULE		59
	Part I Building Services	59
	Part II Estate Services	60
	Part III Incidental costs and expenses to be included in the Service Cost	62
SEVENTH SCHEDULE - Surety's Covenant		66
EIGHTH SCHEDULE		68

Appendices:

Appendix A: Plans

Appendix B: Base Building Definition

Appendix C: Occupier Fit-Out Guide

Appendix D: Specification

Appendix E: Reception Side Letter

Appendix F: Western Terrace Side Letter

Appendix G: Agreement to Surrender in agreed form

All appendices have been intentionally omitted.

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LAND REGISTRY PARTICULARS

LR1. Date of Lease	29 March 2019
LR2. Title number(s):
LR2.1 Landlord's title number(s)	NGL770398
LR2.2 Other title numbers
LR3. Parties to this Lease	Landlord

B.L.C.T. (PHC 15A) LIMITED (company registration number 76075 (Jersey)) whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD c/o York House, 45 Seymour Street, London W1H 7LX (the "Landlord").

Tenant
MIMECAST SERVICES LIMITED (company registration number 04901524) whose registered office is at 6th Floor, CityPoint, One Ropemaker Street, London EC2Y 9AW (the "Tenant").
Other parties

MIMECAST LIMITED (company registration number 119119 (Jersey)) whose registered office is at 22 Grenville Street, St Helier, Jersey JE4 8PX c/o 6th Floor, CityPoint, One Ropemaker Street, London EC2Y 9AW  (the "Surety").

LR4. Property

In the case of a conflict between this clause and the remainder of this Lease then, for the purposes of registration, this clause shall prevail.

The property defined as "Premises" in Part 1 of the Particulars to this Lease.

LR5. Prescribed statements etc:

LR5.1     Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003

None.
LR5.2 This lease is made under, or by reference to, provisions of:	Not applicable.
LR6. Term for which the Property is leased	The term as specified in Part 1 of the Particulars to this Lease.

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LR7. Premium	None.
LR8. Prohibitions or restrictions on disposing of this Lease	This lease contains a provision that prohibits or restricts dispositions.
LR9. Rights of acquisition etc:
LR9.1 Tenant's contractual rights to renew this Lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land	The right set out in clause 9 of this Lease.
LR9.2 Tenant's covenant to (or offer to) surrender this Lease	None.
LR9.3 Landlord's contractual rights to acquire this Lease	None.
LR10. Restrictive covenants given in this Lease by the Landlord in respect of land other than the Property	The covenants set out in clauses 4.13 and 4.14 of this Lease.
LR11. Easements:
LR11.1 Easements granted by this Lease for the benefit of the Property	The easements set out in Part I of the Second Schedule to this Lease.
LR11.2 Easements granted or reserved by this Lease over the Property for the benefit of other property	The easements set out in Part II of the Second Schedule to this Lease.
LR12. Estate rent charge burdening the Property	None.
LR13. Application for standard form of restriction	None.
LR14. Declaration of trust where there is more than one person comprising the Tenant	None.

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PARTICULARS

PART 1

"Premises"	The fifth floor of the Building being the premises described in the First Schedule together with all alterations, additions and improvements thereto other than Tenant's or trade fixtures and fittings
"Term Commencement Date"	means 4 March 2019
"Contractual Term"	Fifteen years from and including the Term Commencement Date
"Principal Rent"	£1,947,498.50 per annum (subject to review in accordance with the provisions of the Third Schedule)
"Rent Commencement Date"	means 4 March 2020
"Review Dates"	4 March 2024 and every fifth anniversary of that date during the Contractual Term and any date stipulated under paragraph 6 of the Third Schedule
"Permitted Use"

High class offices and for ancillary purposes within paragraph (a) of Class B1 of the Town and Country Planning (Use Classes) Order 1987 (here meaning the 1987 Order and not any subsequent modification or re-enactment thereof notwithstanding the provisions of clause 1.3)

PART 2

Term Expiry Date	3 March 2034
Landlord's option to break	None
Tenant's option to break	4 March 2029
Landlord and Tenant Act 1954	Not excluded
Interest on late payments	2% above base rate
Interest on shortfall of rent review	0% above base rate

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UNDERLEASE (referred to throughout as "this Lease")

DATED     29 March 2019

BETWEEN

(1)B.L.C.T. (PHC 15A) LIMITED (the "Landlord")

(2)MIMECAST SERVICES LIMITED (the "Tenant")

(3)MIMECAST LIMITED (the "Surety")

WITNESSETH as follows:

1	INTERPRETATION

In this Lease:

1.1	The following expressions shall have the following meanings:

Act	means any Act of Parliament now or hereafter to be passed and includes any instrument, order or regulation or other subordinate legislation deriving validity from any Act of Parliament
Agreement for Lease

means the agreement for lease dated 2 January 2018 made between (1) Bluebutton Developer Company (2012) Limited (2) the Landlord (3) Bluebutton Properties UK Limited (4) the Tenant and (5) the Surety and any amendments or variations thereto

approved and authorised	mean approved or authorised in writing by the Landlord
Associated Entity

means independent contractors employed by the Tenant in connection with the services the contractors are providing to the Tenant in relation to the Premises and other bodies, professional advisers and entities and which facilitate the operation of the Tenant's business at the Premises

Base Building Definition	means the base building definition applying to the Building attached at Appendix B
Building	means the land and buildings known as 1 Finsbury Avenue, London EC2 shown edged red on Plan 1 and includes (without limitation) the Foundations and Services
Building Services

means the services and amenities to be provided by the Landlord for the benefit of the Building (or some part or parts thereof) (but being for the benefit of the tenants of the Building as a whole) as are set out in Part I of the Sixth Schedule and such other services and amenities as are consistent with the management of a high class office building which the Landlord may from time to time reasonably require should be provided or carried out for the benefit of the tenants of the Building as a whole

CIL

means community infrastructure levy under the Planning Acts and any charge, levy, tax or imposition substituted for it and including related interest, penalties, surcharges, liabilities and costs of compliance

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Common Facilities

means each and every part or parts of the Building (other than Landlord's Services Equipment) which are from time to time provided by the Landlord (acting reasonably) for common or general use by or for the benefit of the Tenant and other tenants, licensees and occupiers of the Building, their employees, agents, servants, licensees and customers and all others authorised by the Landlord including (but without limiting the generality of the foregoing) entrance lobbies, lift lobbies, goods lifts, loading bays, lifts, escalators, staircases, corridors, passageways, accessways, communal plant rooms and lavatories, showers and locker rooms and water closet accommodation

company	means a body corporate wheresoever incorporated
consent of the Landlord	means a consent in writing signed by the Landlord
Design Standards

means the level of services (including electricity supply) which the Landlord's Services Equipment are designed to supply to the Premises (brief details of which are set out in the Specification) and as the same may be increased from time to time with, if the increase is to increase a cost to the Tenant, the consent of the Tenant (such consent not to be unreasonably withheld or delayed)

Electricity Cost

means the actual cost of the provision of electricity to the Premises for consumption by the Tenant in accordance with the Landlord's covenant contained at clause 4.6 being the measured proportion as reasonably determined by the Landlord of the actual or total cost of the provision of electricity to the areas of the Building let or intended to be let from time to time which proportion shall be based upon readings taken in such manner and at such times as the Landlord shall from time to time determine (acting reasonably) of the check meters relating to the Premises and other parts of the Building from time to time installed and where estimated shall be subject to annual reconciliation

Energy Costs

means any taxes, levies, charges (except for sums payable to utilities suppliers) or assessments (whether parliamentary, parochial, local or of any other description) properly and reasonably paid by the Landlord or by a Group Company of the Landlord and/or any credits, allowances or permits properly and reasonably purchased by the Landlord or by a Group Company of the Landlord in each case relating to the consumption of energy or emission of greenhouse gases by or from or supply of energy to the properties of the Landlord and/or any Group Company of the Landlord from time to time and including but without limitation all proper and reasonable costs and payments properly and reasonably incurred pursuant to or in connection with the Scheme

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Energy Levy

means a fair and reasonable proportion of the Energy Costs that are directly incurred under the Scheme in respect of any Scheme Year wholly in connection with or in relation to the supply of energy to the Building or any part of the Building and such proportion of the Energy Costs shall be made on the following assumptions:

(a) the Landlord is a participant in the Scheme; and
(b) the Landlord is supplied with energy only at the Building and makes no carbon emissions other than those made from the Building and consumes no energy other than within the Building

(and such proportion shall be based upon a comparison of the supply of energy to the Building with the total energy supplied to all the buildings included in the Energy Costs provided that it is agreed by the Landlord that the Energy Levy shall not include any costs incurred in the administration and coordination of compliance with the Scheme by the Landlord or any Group Company of the Landlord within the Scheme nor any fees or expenses of legal advisers, surveyors or other professional advisers engaged by the Landlord or any Group Company of the Landlord in connection with the Scheme)

Energy Levy Rent	means a fair and reasonable proportion of the Energy Levy which is attributable on a fair and reasonable basis to the Premises which proportion shall be based:
(a) (in the case of energy supplies the use or consumption of which at the Premises is not separately metered) a fair and reasonable proportion of the energy supplied to the Building; and

(b)           (in the case of energy supplies the use or consumption of which at the Premises is separately metered) on the energy supplied to the Premises as evidenced by the meters or other measuring devices serving the Premises

Energy Performance Certificate	means an energy performance certificate and recommendation report as defined in the Energy Performance of Buildings (England and Wales) Regulations 2012
Estate	means the Broadgate Estate from time to time, as shown at the date of this Lease edged red on Plan 2
Estate Common Parts

means each and every open part or parts of the Estate (other than any building or structure) which are from time to time provided by the Landlord or its Group Companies (acting reasonably) for common or general use by or for the benefit of the Tenant and other tenants, licensees and occupiers of the Estate, their employees, agents, servants, licensees and customers and all others authorised by the Landlord or its Group Companies

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Estate Services

means the services and amenities to be provided by the Landlord for the benefit of the Estate (or some part or parts thereof as are set out in Part II of the Sixth Schedule) and such other services and amenities as are consistent with the management of a high class estate which the Landlord may in its discretion from time to time reasonably decide should be provided or carried out for the benefit of the tenants and occupiers of the Estate or some part or parts thereof (and which in all cases benefit the tenants and occupiers of the Estate as a whole)

Fifth Floor Terraces	means the external terraces shown edged green on Plan 3
Fire Safety Order	means the Regulatory Reform (Fire Safety) Order 2005
Foundations and Services	means:

(a)           the foundations, piles, footings, columns, beams and other load bearing structures (including transfer structures as necessary) steelwork, bracings, access and inspection pits, escalator pits, lift pits and other structures and fire proofing; and

(b) the drains, sewers, pipes, wires, ducts, cables and other conduits; and
(c) the meter rooms; and
(d) the steps
serving the Building as exist from time to time
Group Company

a company is a Group Company of another company if it is from time to time the holding company of that company or a subsidiary company of that company or any company whose holding company is the holding company of that company where the expressions "holding company" and "subsidiary" have the meanings given in Section 1159 and Schedule 6 of the Companies Act 2006

Head Lease	means the lease dated 17 February 1999 and made between (1) B.L.C.T (17810) Limited and (2) Broadgate (PHC 15a) Limited
Historic Contamination

means the presence under the Building and/or the Estate of any natural or artificial substances or materials (whether solid, liquid, gas or otherwise and whether alone or in combination with any substance or material) capable of causing harm to human health and/or the environment, including, for the avoidance of doubt, radiation, heat, vibration, waste, carbon dioxide and/or any other greenhouse gases which were caused or were present prior to the date of this Lease

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Insured Risks

means loss or damage, whether total or partial, caused by the following risks to the extent that insurance cover is available for the same in the London insurance market at reasonable cost namely fire, storm, earthquake, tempest, flood, lightning, explosion, aircraft and other aerial devices or articles dropped therefrom, riot or civil commotion, malicious damage, impact, bursting and overflowing of pipes or water tanks, acts of terrorism, subsidence, groundslip and heave, breakdown and sudden and unforeseen damage to engineering plant and equipment and such other risks (in respect of which cover is available as aforesaid) as the Landlord (acting as a prudent Landlord) shall from time to time reasonably and properly determine having regard to the interests of the tenants of the Building

Landlord	includes where the context so admits the estate owner for the time being of the reversion immediately expectant on the Termination of the Tenancy
Landlord's Services Equipment

means all the plant, machinery and equipment (with associated Service Conduits and Appliances) within or serving the Building from time to time comprising or used in connection with the following systems (to the extent specified in the following paragraphs of this definition):

(a) the whole of the sprinkler system within the Building (including sprinkler heads);
(b) the whole of the fire detection and fire alarm systems;
(c) the whole of the permanent firefighting systems (but excluding portable fire extinguishers installed by the Tenant or other tenants of the Building);
(d) the whole of the chilled water system;
(e) the whole of the perimeter heating system and underfloor heating system at the base of any atria (if any);
(f) the whole of the building management system installed by the Landlord;

(g)           the central electrical supply system from the mains supply to the Building so far as (and including) the electrical riser busbars connecting to the distribution boards at each level in the Building which is let or intended to be let by the Landlord;

(h)           the air handling system limited at each level which is let or intended to be let by the Landlord to the air handling units at each such level and the electricity supply and control systems for the same and the air ducts leading from such air handling units in each case up to the point where such ducts enter the office accommodation

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Landlord's Surveyor	means the surveyor for the time being of the Landlord being a MRICS or FRICS member (or equivalent from time to time) of the Royal Institution of Chartered Surveyors
Level	means the floors of the building so identified on the Plans
Normal Business Hours

means 7 am to 7 pm Monday to Fridays (including Bank Holidays) or such longer hours as the Landlord may in its reasonable discretion determine from time to time and notify in writing with reasonable advance notice to the Tenant

notice	means notice in writing
Managed Spectrum	means any licensed or unlicensed radio spectrum which can be utilised for the purposes of providing Wireless Data Services or analogous services
Net Internal Area	means the net internal area of the Premises calculated in accordance with the RICS Code of Measuring Practice, 6th edition (2007)
Occupier Fit Out Guide

means the tenant guide headed "1 Finsbury Avenue – Office Occupier's Fit-out Guide – Broadgate Estates Limited" attached at Appendix C together with such reasonable amendments or updates as may be made from time to time by the Landlord

Option	means an option to tax the Building by the Landlord pursuant to Schedule 10 VATA
Outside Normal Business Hours Charge

means (where such Services are provided for the benefit of the Tenant alone) the whole of the cost of carrying out or providing any of the Services at the request of the Tenant outside Normal Business Hours (including (without prejudice to the generality of the foregoing) costs and expenses in the nature of those set out in Part III of the Sixth Schedule) or in the event of any of the Services being carried out or provided outside Normal Business Hours to the Tenant and any other tenant or tenants of the Building a fair and reasonable proportion thereof as determined by the Landlord (acting reasonably)

Particulars	means the particulars set out at the beginning of this Lease and so titled
Plan	means the plans annexed hereto and numbered accordingly
Planning Acts	means the Act or Acts for the time being in force relating to town and country planning
Prescribed Rate

means either the base rate of National Westminster Bank PLC or if no such base rate can be ascertained then the rate at the relevant time which such Bank shall utilise for equivalent purposes or if such alternative rate cannot be ascertained then such other rate as the Landlord shall reasonably select as being equivalent thereto

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President	means the President for the time being of the Royal Institution of Chartered Surveyors or his duly appointed deputy
Principal Rent	means the rent first reserved in clause 2
Prohibited Uses

means any of the following uses:

(a)           turf accountant or betting office;

(b)           staff or employment agency;

(c)           amusement arcade;

(d)           sex shop;

(e)           sauna or massage parlour (professional physiotherapy or sports massage therapy uses will be permitted);

(f)           pet shop;

(g)           launderette or dry cleaners (save where premises to be let are let for the purpose of collection for dry cleaning off the premises);

(h)           any Government Agency or Department at which the general public are permitted to call without appointment;

(i)           night club; or

(j)           traditional high street charity shop

Reinstatement Certificate	means the certificate properly issued by or on behalf of the Landlord certifying that the works to be undertaken by the Landlord in accordance with clause 4.4 have been practically completed
Renewal Lease	means the lease of the Premises to be granted pursuant and on the terms set out in clause 9
Rents	means all the rents reserved in clause 2
Retail Units	means those lettable parts of the ground and basement floors of the Building
Roof Terrace	means the roof terrace at Level 8 on the eastern side of the Building shown coloured pink and marked "East Terrace" on Plan 4
Scheme

means the mandatory UK cap and trade scheme known as the Carbon Reduction Commitment Energy Efficiency Scheme or the CRC Energy Efficiency Scheme as implemented under the Climate Change Act 2008 and the CRC Energy Efficiency Scheme Order 2010 the CRC Energy Efficiency Scheme Order 2013 (and any modification, amendment, re-enactment or replacement from time to time) and any other similar scheme amending or replacing it (and any other trading scheme relating to greenhouse gas emissions introduced pursuant to Section 44 of the Climate Change Act 2008)

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Scheme Year	means 1 April to 31 March in each year or such other annual period designated under the Scheme
Service Conduits and Appliances

means gas, water, drainage, electricity, telephone, telex, signal and telecommunications, heating, cooling, ventilation and other pipes, drains, sewers, mains, cables, wires, supply lines and ducts and other channels through which the same pass and all ancillary appliances apparatus and services

Services	means the Building Services and the Estate Services
Specification	means the specification relating to the Premises and office common parts annexed hereto at Appendix D
Spectrum Management Policy

means any policy issued by the Landlord from time to time for effectively managing the utilisation of the Managed Spectrum in relation to the Building provided that any such policy is not materially adverse to the operation of the Tenant's business from the Premises

Standby Generators	means the standby generators and associated switch gear cabling and controls in the Building for the use of the Premises in case of emergency
Tenant	includes where the context admits the successors in title and permitted assigns of the Tenant
Termination of the Tenancy	means the determination of this Lease whether by effluxion of time, re‑entry, notice, surrender (whether by operation of law or otherwise) or by any other means whatsoever
underlease	includes an agreement for underlease other than one which is conditional on obtaining the Landlord's consent
Uninsured Risk

means a risk which would be an Insured Risk but for the fact that insurance is not available (or is available but only at rates which are not commercially acceptable and which the Landlord is not prepared to accept) in the London insurance market at the date of destruction or damage save to the extent that such Insured Risk is not fully insured or is subject to limitation, excess or exclusion due to any breach, non-observance or non-performance of any of the Tenant's covenants contained in this Lease

VAT	means value added tax as defined in VATA and any future tax of a like nature
VATA	means the Value Added Tax Act 1994 as amended from time to time or any re‑enactment thereof
VAT Group	means two or more bodies corporate registered as a group for the purposes of Section 43 of VATA
VAT Regulations	means the Value Added Tax Regulations 1995 (SI 1995/2518) as amended from time to time or any re‑enactment thereof)

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Western Roof Terrace	means the roof terrace at Level 8 on the western side of the Building shown coloured green and marked "West Terrace (Dedicated)" on Plan 5
Wireless Data Services

means the provision of wireless data, voice or video connectivity or wireless services either permitting or offering access to the internet or any wireless network mobile network or which involves a wireless or mobile device.

1.2	Where the context requires:
(a)	words importing the singular include the plural and vice versa;
(b)	words importing the masculine include the feminine and neuter;
(c)	where a party consists of more than one person, covenants and obligations of that party shall take effect as joint and several covenants and obligations.
1.3

Except where the context otherwise requires references to any Act include references to any statutory modification or re-enactment thereof for the time being in force and any order, instrument, regulation or bye-law made or issued thereunder.

1.4	The clause headings shall not in any way affect the construction of this Lease.
1.5	References to a clause or Schedule shall mean a clause or Schedule of this Lease.
1.6

The powers, rights, matters and discretions reserved to or exercisable by the Landlord hereunder shall also be reserved to or exercisable by their (or any superior landlord's) properly authorised servants, managers, agents, appointees or workmen (the identity of which have been notified to the Tenant in advance where exercise of such rights or reservations requires access to the Premises) but in all cases subject to the same obligations as the Landlord under this Lease.

1.7

Wherever in this Lease the consent or approval of the Landlord is required the relevant provision shall be construed as also requiring the consent or approval of any superior landlord where the same shall be required pursuant to the Head Lease which the Landlord shall use all reasonable endeavours to obtain as expeditiously as possible and the Tenant shall bear the cost of obtaining such consents together with all surveyors’ professional or other fees and disbursements in connection therewith unless such consent is unreasonably withheld or delayed in circumstances where it is unlawful to do so.

1.8	Any covenant on the part of either party not to do any act or thing includes a covenant not to suffer or permit the doing of that act or thing.
1.9

If any provision of this Lease or its application to any person or circumstance or for any period is held to be invalid or unenforceable by any judicial or other competent authority, all other provisions of this Lease and the application of that provision to other persons or circumstances or for other periods shall remain in full force and effect and shall not in any way be impaired.  If any provision of this Lease is held to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, or the period of the obligation reduced in time, or the range of activities or area covered reduced in scope, the provision in question will apply with the minimum modifications necessary to make it valid and enforceable.

2	DEMISE HABENDUM AND REDDENDUM

The Landlord demises with full title guarantee the Premises to the Tenant TOGETHER WITH the rights set out in Part I of the Second Schedule but EXCEPTING AND RESERVING to the Landlord and all others authorised by the Landlord the rights set out in Part II of the Second Schedule TO HOLD the same for the Contractual Term (determinable as herein provided) SUBJECT to (and so far as applicable with the benefit of) the exceptions and reservations, rights, covenants, conditions, agreements or other matters contained or referred to in the Head Lease and the deeds and documents referred to in the Fourth Schedule so far as the same relate to or affect the Premises reserving as rent:

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FIRST:

(a)	in respect of the period from the Term Commencement Date to and including the day before the Rent Commencement Date a rent of one peppercorn on demand;
(b)

in respect of the period from and including the Rent Commencement Date until and including3 March 2024 the yearly rent of one million nine hundred and forty seven thousand four hundred and ninety eight Pounds and fifty pence (£1,947,498.50);

(c)	thereafter the yearly rent determined in accordance with the provisions of the Third Schedule,

such rent to be paid by four equal quarterly payments in advance on the usual quarter days the first payment to be made on the Rent Commencement Date in respect of the period commencing on the Rent Commencement Date and expiring on but including the day immediately preceding the next following quarter day; and

SECONDLY a yearly rent equal to a fair and reasonable proportion to be determined by the Landlord (acting reasonably) of the sum or sums paid by the Landlord in performance of the Landlord's covenant for insurance in clause 4.2 (and including the costs properly incurred by the Landlord in connection with the revaluations of the Building for insurance purposes not more than once in every three years and annual desk top updatings of such valuations) such yearly rent to be paid within 21 days of written demand; and

THIRDLY a yearly rent equal to whichever shall be the greater of the Service Charge or the Interim Sum (each as defined in the Fifth Schedule such yearly rent to be paid at the times and in the manner provided in the Fifth Schedule and the first instalment of the Interim Sum shall become due on the date hereof and shall relate to the period commencing on the Term Commencement Date and ending on and including 23 June 2019; and

FOURTHLY by way of additional rent to be paid within 21 days of receipt of written demand an amount equal to interest calculated on a daily basis at an annual rate equivalent to two percentage points above the Prescribed Rate on any instalment (or part thereof) of the Rents or any other sum of money of whatsoever nature due from the Tenant to the Landlord under the provisions of this Lease not received by the Landlord on the due date for payment and all such interest to be in addition and without prejudice to the right of re-entry or to any other remedy herein contained or by-law vested in the Landlord; and

FIFTHLY by way of additional rent any VAT payable pursuant to clauses 3.86 to 3.90.

3	TENANT'S COVENANTS

The Tenant covenants with the Landlord:

Rent

3.1	To pay the Rents at the times and in manner aforesaid without any deduction or set-off (whether legal or equitable) save as may be required by-law.

Outgoings

3.2

To pay or reimburse the Landlord for (or in the absence of direct assessment on the Premises to pay to the Landlord or reimburse the Landlord against a fair and reasonable proportion to be determined by the Landlord's Surveyor acting properly and reasonably of) all existing and future rates, duties, taxes, assessments, impositions, charges and other outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or non-

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recurring nature or of a wholly novel character) which are now or at any time during the Term charged, levied, assessed, imposed upon, payable in respect of or attributable to the Premises or in respect of any part thereof or upon or by any owner, landlord, tenant or occupier of them or any Group Company of an owner, landlord, tenant or occupier thereof other than:

(a)	any tax payable or assessed as a result of any dealing with (including any actual or deemed disposal of) any reversion immediately or mediately expectant on this Lease; or
(b)	any tax payable or assessed in respect of the Rents or other payments reserved or payable hereunder (save for VAT); or
(c)	any future property ownership tax payable or assessment in respect of any reversionary interest in the Premises (except to the extent specifically herein provided to be paid by the Tenant); or
(d)	any tax payable or assessed on the Landlord in respect of or arising out of or relating to the grant of this Lease.
3.3

Not to agree any valuation of the Premises for rating purposes or agree any alteration in the rating list in respect thereof without notifying the Landlord of the Tenant's intention to do so and giving the Landlord a reasonable opportunity to make reasonable representations and having regard to such reasonable  representations in relation to such valuation.

3.4

Upon making any proposal to alter the rating list so far as the list relates to the Premises or lodging an appeal in respect thereof to supply to the Landlord promptly copies of all relevant correspondence and documentation.

3.5

Without prejudice to clause 3.3 within 14 days of receipt to provide the Landlord with a copy of any notice of an alteration or proposed alteration in the rating list that will or may affect the Premises.

Water, gas and electricity charges and equipment/Outside Normal Business Hours Charges/Electricity Cost

3.6

To the extent that the same are not included in the Service Charge (as defined in the Fifth Schedule), the Outside Normal Business Hours Charges or the Electricity Cost to pay to the suppliers thereof all charges for water and electricity (including meter rents) consumed in the Premises (or in the absence of direct assessment on the Premises to pay the Landlord a fair and reasonable proportion thereof to be determined by the Landlord's Surveyor acting reasonably).

3.7	To comply with the requirements and regulations of the respective supply authorities with regard to the water and electrical installations and equipment in the Premises.
3.8	To pay the Outside Normal Business Hours Charges monthly in arrears within 21 days of receipt of written demand.
3.9

To pay the Electricity Cost either annually or by no more than four instalments on the usual quarter days) subject to receipt of a written demand in respect of the Electricity Cost at least 14 days prior to the relevant payment day.

Repair

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3.10

At all times to keep the Premises in good and substantial repair and condition and maintained cleansed and amended in every respect (fair wear and tear excepted) and as often as may be necessary to reinstate, renew (for the purposes of repair) or replace (for the purposes of repair) the Premises and each and every part thereof (damage by any of the Insured Risks and the Uninsured Risk excepted save in the case of an Insured Risk to the extent that the policy or policies of insurance shall have been vitiated or payment of any of the policy monies withheld or refused in whole or in part by reason of any act, neglect or default of the Tenant or any sub-tenant or their respective servants, agents, licensees or invitees).

3.11

In the event that the Building and/or the Premises shall be destroyed or damaged and this Lease shall not have been determined under clause 5.5 the Tenant shall, if so reasonably required by the Landlord, join with the Landlord (at the Landlord's cost) in making application for planning or other permission necessary for rebuilding or reinstating the Premises including (without limitation) entering into any agreement necessary to obtain the same (but without taking on any liability on any such planning or other permission save for a consent to the creation of the planning agreement) and in pursuing any claim against the insurers of the Building and/or the Premises provided that the Landlord reimburses the Tenant in respect of any liabilities or costs reasonably and properly incurred in relation to any such claim.

Decoration and maintenance

3.12

As often as may be reasonably necessary to clean the internal surfaces of the windows and other glazing in or forming part of the Premises including the internal surfaces of any glazing between the Premises and any atria.

Yield up

3.13

Subject to clause 3.15, at the Termination of the Tenancy quietly to yield up unto the Landlord in a clean and tidy and broom swept condition (the Tenant having no other dilapidations liability save to the extent that the condition of the Premises are in a worse condition than the condition they are required to in pursuant to clause 3.10 above, having removed the Tenant's furniture and effects and, if any alterations have been made which shall have resulted in the Net Internal Area of the Premises being reduced below that specified in the Specification by the Tenant or any person deriving title under the Tenant whether before or after the date hereof, to remove or reinstate such alterations only to the extent necessary so that the Net Internal Area is no less than the Net Internal Area existing at the date of grant of this Lease and in such respect of such removal to restore those parts of the Premises so affected to such state and condition described in the section of the Specification entitled "Category A Specification" (or in the case of such other parts of the Building to their former state and condition) the Tenant making good any damage caused to the Premises or such other parts of the Building to the reasonable satisfaction of the Landlord and to the satisfaction of the relevant supply authorities.

3.14

Upon removal of any tenant's fixtures or fittings (if required by the Tenant at its discretion) then in respect of such fixtures and fittings as are connected to or take supplies from any of the Service Conduits and Appliances to remove and seal off such Service Conduits and Appliances as the Landlord shall reasonably require, such removal and sealing off to be carried out so as not to interfere with the continued function of the remainder of the Service Conduits and Appliances.

3.15

If the Termination of the Tenancy occurs other than by way of effluxion of time (e.g. by virtue of the exercise of rights of re-entry by the Landlord, a surrender of this Lease or as the result of the exercise of the determination rights granted to the Tenant pursuant to clause 8) then the Tenant shall be obliged to yield up the Premises in good and substantial repair and condition, clean and decorated in a good and workmanlike manner and in a colour scheme and with materials reasonably approved by the Landlord, such decoration having been carried out no longer than a year prior to such termination.

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3.16

If the Termination of the Tenancy occurs as the result of the exercise of the determination rights granted to the Tenant pursuant to clause 8, whilst clause 3.13 will apply at the date of determination the Landlord shall be entitled to recover from the Tenant dilapidations subsequent to the determination of the Lease pursuant to exercise of clause 8 on the basis that the Tenant had a repairing obligation at the termination of the Lease in the Lease in the terms of clause 3.15 above.

Landlord's rights of entry

3.17

To permit the Landlord, its agents and all persons authorised by the Landlord at all reasonable times on not less than 24 hours' prior notice (except in the case of emergency) to enter and remain upon the Premises for the purposes of the exercise of all or any of the rights set out in paragraph 2 of Part II of the Second Schedule subject to the conditions set out in such paragraph.

Compliance with notices to remedy

3.18

To commence as soon as reasonably practicable in the circumstances and thereafter diligently to proceed with any works to the Premises which are necessary to comply with any notice properly given by the Landlord requiring the Tenant to remedy any breach of the Tenant's covenants relating to the state and condition of the Premises found upon any such inspection but the Landlord agrees that it will not be entitled to serve any such notice during the last five years of the Contractual Term.

3.19

If the Tenant shall not within a reasonable period have commenced and be diligently proceeding to comply with any such notice to permit the Landlord and any authorised person to enter the Premises on not less than 24 hours' prior written notice to remedy any such breach and at times so far as possible reasonably convenient to the Tenant.

3.20

To pay to the Landlord within 21 days of receipt of written demand the reasonable and proper costs and expenses properly and reasonably incurred by the Landlord under the provisions of clause 3.17 which sums shall be recoverable as rent in arrears.

Improvements and alterations

3.21

Subject to the provisions of clauses 3.22 to 3.35 the Tenant shall not erect or permit or suffer to be erected any other building, structure, pipe, wire mast or post upon the Premises nor to make or permit or suffer to be made any alteration therein or addition thereto nor to commit or permit or suffer any destruction in or upon the Premises nor to cut, injure or remove or suffer to be cut, injured or removed any of the roof, walls (whether outside or inside), floor, joists, timbers, wires, pipes, drains, appurtenances or fixtures thereof.

3.22

Not to make any structural alterations or additions to the Premises save that the Tenant may make minor structural alterations which when taken alone or in the aggregate would not adversely affect the structural stability of the Building or affect the external appearance of the Building or materially adversely affect the Landlord's Services Equipment with the prior consent of the Landlord (such consent not to be unreasonably withheld or delayed) and carried out in accordance with drawings and (if appropriate) specifications previously submitted to and approved by the Landlord (such approval not to be unreasonably withheld or delayed).

3.23

Not to make any alterations, additions or adjustments to the Premises or the Landlord's Services Equipment within the Premises or any other plant, machinery or equipment within the Premises that would whether alone or in aggregate:

(a)	have a materially adverse effect on the operation or efficiency of the Landlord's Services Equipment whether within the Premises or in any other part of the Building;
(b)	result in any increase in the level of services to be provided to the Premises by the Landlord's Services Equipment in excess of the Design Standards; or

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(c)

adversely affect the Energy Performance Certificate of the Premises or the Building (were such Energy Performance Certificate to be re-assessed following completion of the proposed alterations, additions or adjustments).

3.24

Not to make any other alterations, additions or adjustments to the Landlord's Services Equipment within the Premises without the prior consent of the Landlord (which consent shall not be unreasonably withheld or delayed) or otherwise than in accordance in all respects with drawings and specifications previously submitted to and approved by the Landlord (such approval not to be unreasonably withheld or delayed).

3.25

Not to make any alterations or additions to the electrical wiring and installations within the Premises that would result in a loading on such wiring or installations beyond that which they are designed to bear but for the avoidance of doubt save as mentioned in this clause 3.25 the Tenant will not require the consent of the Landlord to the carrying out of any such works.

3.26

Not to make any other alterations or additions to the electrical wiring and installations within the Premises to the extent that the same are comprised within the Landlord's Services Equipment or Service Conduits and Appliances otherwise than in accordance with conditions laid down by the Institution of Electrical Engineers and/or other regulations of the relevant statutory undertaker.

3.27

Not to install or maintain within the Premises any equipment or systems providing Wireless Data Services in such a manner as shall have a material adverse effect on other tenants' equipment or systems within the Building or the Landlord's Services Equipment it being agreed that the installation of any equipment or systems providing Wireless Data Services which are not likely to have any such a material adverse effect shall not require the consent of the Landlord.

3.28

To take all reasonably necessary steps to alter (and if alteration is not possible to remove) any such equipment or systems providing Wireless Data Services as soon as reasonably possible following notice from the Landlord requiring the Tenant to do so if such equipment or systems can be shown by the Landlord to have a material adverse effect on other tenants' equipment or systems within the Building or the Landlord's Services Equipment.

3.29

Non-structural alterations including the erection and alteration of any partitions, light switches, floor boxes, lights, air conditioning grilles and associated cabling, ductwork and fixings within the Premises are permitted without the consent of the Landlord provided that they are made:

(a)

in such a manner as not to affect in an adverse manner (save temporarily until they have been rebalanced) the operation or efficiency of the Landlord's Services Equipment or to impact on the Building's health and safety systems and provided further that the Tenant shall remove any such works that can be reasonably shown by the Landlord to affect in an adverse manner the operation or efficiency of the Landlord's Services Equipment or to impact on the Building's health and safety systems as soon as reasonably possible upon notice from the Landlord requiring it to do so (the Landlord acknowledging that in respect of the Tenant's Works being carried out pursuant to the Agreement for Lease it shall have no right to require that the Tenant's Works are removed or altered pursuant to clauses 3.29 to 3.30); and

(b)

in such a manner (provided the Landlord has to the Tenant given full details (where details have not already been provided prior to the date of this Lease) of the relevant trade contract and/or relevant appointment of the member of the professional team) as not to affect adversely the Landlord's ability to pursue a trade contractor or member of the professional team in respect of a breach of contract appointment or warranty in connection with the carrying out of the works to construct the Building; and

(c)	in accordance with the Occupier Fit Out Guide.

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3.30

Not to cause any dedicated access points to any Service Conduits or Appliances which now are under or in or pass through the Premises to be or become materially more difficult to access than is the same now.

3.31

Not to puncture or pierce the internal finishes of the curtain wall surrounding the Premises or any mullions or other parts of the exterior of the Premises and not to affix anything to any of the same save that the Tenant may attach internal partitioning to mullions and make minor bore holes in the structure of the Building without the consent of the Landlord in order to fix and accommodate the other alterations permitted without consent by clauses 3.21 to 3.30,

PROVIDED ALWAYS that:

(a)	any consent of the Landlord required under the provisions of clauses 3.21 to 3.31 may only be given by way of deed;
(b)

any such deed shall contain covenants by the Tenant with the Landlord in regard to the execution of the works to the Premises and other conditions and restrictions in such form as the Landlord may reasonably require;

(c)

where the works affect the Landlord's Services Equipment, the Service Conduits and Appliances or the structural stability of the Building the Landlord shall be entitled to require to approve the identity of the contractors, builders or other professionals or persons appointed in respect of the works for which consent is given (which approval will not be unreasonably withheld or delayed) and may if reasonable depending on the nature of the works require the Tenant to procure appropriate collateral warranties or third party rights in the Landlord's favour from the Tenant's relevant contractors and professionals in a form reasonably required by the Landlord; and

(d)	the Tenant shall pay the reasonable and proper legal and surveyors' costs and expenses reasonably and properly incurred by the Landlord in relation to the granting of any such consent.
3.32

To provide the Landlord with plans and (if appropriate) specifications within 30 days of the practical completion of any relevant works showing any alterations for which consent is not required under the preceding provisions of clauses 3.21 to 3.29.

3.33

In the event that the Tenant shall carry out works to the Premises in breach of the provisions of clauses 3.18 to 3.29 the Landlord may give to the Tenant notice of any such breach and if the Tenant shall not have remedied such breach within 21 days of the giving of any such notice (or earlier in case of emergency) the Landlord will be entitled having given not less than five days’ notice (or earlier in case of emergency) to enter the Premises and remove such works or any part thereof and reinstate the Premises provided always that the proper costs thereby incurred including interest calculated at four per cent above the Prescribed Rate shall be paid by the Tenant within seven days of demand and shall be recoverable by the Landlord as rent in arrears.

Connectivity and Spectrum Management

3.34

Subject to obtaining the Landlord's prior written consent (such consent not to be unreasonably withheld or delayed) and in compliance with the Spectrum Management Policy, the Tenant may install, maintain or permit to be installed or maintained within the Premises any equipment or systems which permit any visitor to, or customer of, the Tenant access to Wireless Data Services within the Premises.

3.35

Subject to obtaining the Landlord's prior written consent (such consent not to be unreasonably withheld or delayed) and in compliance with the Spectrum Management Policy, the Tenant may install, maintain or permit to be installed or maintained within the Premises any mobile or wireless telephony system, network base station, wireless access point, gateway or any analogous wireless or mobile transmitter providing Wireless Data Services in the Managed Spectrum.

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3.36

The Landlord and Tenant hereby acknowledge that, taking account of their respective, rights, duties and obligations in this Lease and the Landlord's overriding obligation to ensure that the tenants of individual demises within the Building have the quiet enjoyment of their respective demises, the provisions of clauses 3.34 and 3.35 together with the application of the Spectrum Management Policy represent a fair and reasonable arrangement, in relation to the Premises and are:

(a)

reasonably necessary in order to ensure the efficient and effective use of the radio spectrum in accordance with regulatory objectives and best practice relating to the management of such radio spectrum in the United Kingdom; and

(b)

reasonably necessary in order to ensure compliance with applicable statutory and non-statutory health and safety rules, regulations and best practice in relation to exposure to electromagnetic radio waves promulgated by the International Committee on Non-Ionizing Radiation Protection and the National Radiological Protection Board, the European Council and The Health & Safety Executive.

3.37

The Landlord and Tenant hereby acknowledge that during the Contractual Term there are likely to be technological innovations and legislative changes which will require the parties to co-operate and agree variations to the provisions of clauses 3.34 to 3.37 inclusive in order to achieve the intent and effect of such provisions and the Landlord and Tenant hereby agree to co-operate fully in order to agree promptly and implement promptly any such variations but with the intention of allowing the Tenant to retain Wireless Data Services which are consistent with its business objectives and policies at the relevant time.

Notices of a competent authority

3.38

Within 14 days (or sooner if requisite) of the receipt by the Tenant of any notice, order, requisition, direction or plan given, made or issued to or by a competent authority relating to the Premises or the Building or involving any liability or alleged liability on the part of the Landlord or any superior landlord to supply a copy thereof to the Landlord and at the request and cost of the Landlord to make or join in making such objections or representations against the same or in respect thereof as the Landlord may reasonably require unless the Tenant reasonably considers that to support any objection as represented is against the bona fide business interests of the Tenant.

To comply with enactments

3.39

At all times to observe and comply with the provisions and requirements of any and every Act so far as they relate to the Premises or the user thereof and without derogating from the generality of the foregoing to execute all works and provide and maintain all arrangements which by or under any enactment or by any government department local authority or other public authority or duly authorised officer or Court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be executed, provided or maintained upon or in respect of the Premises in respect of any such user thereof and to reimburse the Landlord at all times against all proper fees, costs, charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid.

3.40

Not knowingly at any time to do or omit to be done in on or about the Building and/or the Premises any act or thing by reason of which the Landlord may under any Act incur or have imposed upon it or become liable to pay any penalty, damage, compensation, fees, costs, charges or expenses.

3.41	To notify the Landlord in writing as soon as reasonably practicable after the Tenant becomes aware of any physical defect in the Building and/or the Premises.
3.42

Upon the Tenant becoming aware of the happening of any occurrence or receipt of any notice order direction or other thing from a competent authority affecting the Building and/or the Premises whether the same shall be served directly upon the Tenant or the original or a copy thereof be received from any underlessee or other person whatsoever to as soon as reasonably practicable deliver a copy thereof to the Landlord and at the cost of the Landlord to make or join in making such objection or representations against or in respect thereof as the Landlord may reasonably require unless the Tenant reasonably considers that to support any objection or representation is against the bona fide business interests of the Tenant.

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3.43

At the Landlord's request and cost provide the Landlord with a copy of any fire risk assessment carried out by or on behalf of the Tenant and details of all measures taken by or on behalf of the Tenant to comply with the Fire Safety Order (including the names of all competent persons appointed by the Tenant pursuant to Article 18) and any other information properly requested by the Landlord to assist the Landlord in complying with its own obligations under the Fire Safety Order in relation to the Premises.

To comply with town planning legislation etc

3.44

To comply with the provisions and requirements of the Planning Acts and of all planning permissions so far as the same respectively relate to the Premises or any part thereof or any operations works acts or things already or hereafter to be carried out executed done or omitted thereon or the use thereof for any purpose.

3.45	Not to make any application for planning permission in respect of the Premises without the previous written consent of the Landlord, which shall not be unreasonably withheld or delayed.
3.46

Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may hereafter be imposed under the Planning Acts in respect of the carrying out or maintenance to the Premises by the Tenant, any Group Company of the Tenant, any subtenant or their respective agents, servants, licensees or invitees of any operations which may constitute development or the institution of any such operations or the institution or continuance of any use which may constitute development.

3.47

Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out any development in or to the Premises (whether by alteration or addition or change of use thereto) before all necessary notices under the Planning Acts in respect thereof have been served and all such necessary planning permissions have been produced to the Landlord and in the case of a planning permission acknowledged by it in writing as satisfactory to it (such acknowledgement of satisfaction by the Landlord not to be unreasonably withheld or delayed) but so that the Landlord may refuse so to express its satisfaction with any such planning permission on the ground that any condition contained therein or anything omitted therefrom or the period thereof would in the reasonable opinion of the Landlord's Surveyor be or be likely to be materially prejudicial to its interest in the Building or any adjoining property whether during the subsistence of this Lease or following the determination or expiration thereof.

3.48	Unless the Landlord shall otherwise direct, to carry out and complete before the Termination of the Tenancy:
(a)

any works stipulated to be carried out to the Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission granted to the Tenant for any development begun before such expiration or sooner determination; and

(b)	any works begun by the Tenant, any Group Company of the Tenant or any subtenant or their respective agents, servants, licensees or invitees upon the Premises,

PROVIDED ALWAYS that the Tenant shall have the option of removing such works and reinstating the Premises to such condition as they were in before the relevant works were commenced.

3.49

If and when called upon so to do to produce to the Landlord or the Landlord's Surveyor all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this covenant have been complied with in all respects.

User permitted

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3.50

To use and occupy the Premises only as high class offices and for ancillary purposes within paragraph (a) of Class B1 of the Town and Country Planning (Use Classes) Order 1987 (here meaning the 1987 Order and not any subsequent modification or re-enactment thereof notwithstanding the provisions of clause 1.3) but for the avoidance of doubt the Landlord agrees that the following ancillary uses are permitted in connection with the use of the Premises by the Tenant for so long as they remain ancillary in nature only:

(a)	kitchen and dining facilities; and
(b)	auditorium for meetings.

User prohibited

3.51

Not to store or bring upon the Premises any materials or liquid of a specially combustible, inflammable, dangerous or offensive nature (other than those properly required in connection with the use of the Premises and then only in appropriate containers).

3.52

Not to do on the Premises or any part thereof or on the Roof Terrace or Fifth Floor Terraces any act or thing whatsoever which may be either (i) a legal nuisance to the Landlord or any other tenant or occupier of the Building or the owners or occupiers of any adjoining or neighbouring property or (ii) a breach of the Planning Acts.

3.53	Not to use the Premises or any part thereof for any illegal purpose.
3.54

Not to bring into or upon the Premises or do anything which puts on the Premises or any part thereof any load or weight in excess of that which the Premises or any part thereof are designed or constructed to bear nor knowingly to cause any undue vibration to the Premises or any part thereof by machinery or otherwise.

3.55

Not to obstruct or permit to be obstructed whether by loading or unloading goods or any other means any part of the Building or to do anything which is a source of danger to persons using the same and to load and unload goods only in accordance with the rights granted to the Tenant in Part I of the Second Schedule.

3.56

Not to hold any sales by auction, exhibitions, public meetings or public entertainments (other than for the benefit of the Tenant's or a Group Company's members of staff) at the Premises nor to permit any vocal or instrumental music to be performed therein which can be heard from outside the Premises provided that this sub-clause shall not prevent the Tenant or any permitted undertenant or occupier of the Premises from holding meetings of clients and their shareholders or members within the Premises.

3.57	Not to permit any person to reside in the Premises.
3.58	Not to obstruct, hinder or otherwise interfere with the proper exercise by the Landlord and authorised persons of the rights reserved in Part II of the Second Schedule hereto.
3.59	To use reasonable endeavours not to cause the drains to be obstructed by oil, grease or other deleterious matter.
3.60	Not to load or use the lifts in the Building in any manner that will or may cause strain or damage to the lifts in the Building beyond their design capabilities.
3.61	Not to permit any person to smoke anywhere on the Premises.

Alienation absolutely prohibited

3.62	Not to charge or assign part only of the Premises.
3.63	Not to part with possession or share occupation of or declare any trust in respect of the Premises or any part thereof other than by way of:
(a)	an assignment permitted under clause 3.65; or
(b)	an underlease permitted under clauses 3.68 to 3.72,

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PROVIDED THAT occupation of the Premises or any part or parts thereof by a Group Company of the Tenant and/or an Associated Entity shall not be in breach of this covenant provided further that:

(c)	no legal estate or other right of tenancy shall be created;
(d)

the Tenant shall as soon as reasonably practicable upon being requested in writing to do so by the Landlord give the identity of such Group Company or Associated Entity, the relationship of the Group Company or Associated Entity to the Tenant and the area occupied; and

(e)

the Tenant shall procure (and hereby covenants to this effect) that any such Group Company and/or Associated Entity shall vacate the Premises forthwith upon whichever is the earlier of the date of expiration or sooner determination of this Lease and the date on which such company or entity ceases to be a Group Company of the Tenant or Associated Entity (as the case may be).

3.64

Not by assignment, underletting or otherwise to permit the occupation of the Premises or any part thereof by or the vesting of any interest or estate therein in any person, firm, company or other body or entity which:

(a)	has the right to claim diplomatic immunity or exemption in relation to the observance and performance of the covenants and conditions of and contained in this Lease; or
(b)	is a provider of serviced offices or co-working workspace,

PROVIDED ALWAYS that nothing in this clause 3.64 and shall prevent the Tenant from underletting to a sub-tenant where the Tenant agrees to provide managed services of any nature to such sub-lessee.

Assignment permitted

3.65

Not to assign the whole of the Premises without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed).  The Landlord and Tenant agree for the purposes of section 19(1A) Landlord and Tenant Act 1927 that the Landlord may impose all or any of the following conditions as a condition of its consent:

(a)	save in the case of an assignment to a Group Company the Tenant has first given written notice to the Landlord pursuant to the provisions of clause 3.74;
(b)

the proposed assignee is reasonably acceptable to the Landlord assessed on the basis of the cumulative total of the rents that such proposed assignee will be contracting to pay within the Building (in respect of this and any other leases) against usual prudent institutional standards applied in the market place at the date of application for consent;

(c)

if the Landlord so reasonably requires, on or before completion of the assignment the Tenant enters into a deed of guarantee in the form attached in the Eighth Schedule (with such amendments as the parties may reasonably agree) with the Landlord in relation to the proposed assignment (and any guarantor of the Tenant if the Landlord reasonably considers that the guarantee of the Tenant is not sufficient) guarantees in such form as the Landlord reasonably requires the Tenant's obligations under such authorised guarantee agreement;

(d)

the consent pursuant to clause 3.65 shall be by deed containing covenants by the intended assignee directly with the Landlord to pay the rents hereby reserved and to perform and observe the Tenant's covenants herein contained including this covenant from the date of the assignment until the first subsequent assignment which is not an excluded assignment (as the expression is defined in the Landlord and Tenant (Covenants) Act 1995);

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(e)

if the Landlord so reasonably requires on or before completion of the assignment the assignee shall provide a guarantor or guarantors acceptable to the Landlord (acting reasonably) who shall covenant (jointly and severally) with the Landlord in the terms contained in the Seventh Schedule (or in such other terms as the Landlord may reasonably require due to changes in law).

3.66

The conditions set out in clause 3.65 shall not operate to limit the Landlord's right to impose any other reasonable conditions on the grant of such consent or to refuse consent on any other ground or grounds where such refusal would be reasonable.

3.67

Where an assignment would result in a proposed assignee taking a Level or Levels that are connected to other premises demised to the Tenant by an internal staircase and that assignee does not also simultaneously take an assignment of the relevant lease(s) relating to all such Levels, the Tenant shall remove such staircase(s) and reinstate the Premises so affected by such removal to reflect the condition set out in the section of the Specification marked "Category A Specification" and make good any physical damage caused by such reinstatement prior to the completion of the assignment PROVIDED ALWAYS that such reinstatement obligation will not apply if the assignee is a Group Company of the Tenant and the Tenant shall ensure that any transfer to a Group Company contains a provision stating that such Group Company shall comply with the reinstatement provisions of this clause 3.67 immediately upon such assignee and the Tenant ceasing to be Group Companies.

Underletting permitted

3.68

Not to underlet the whole of the Premises without the prior written consent of the Landlord (which consent shall not be unreasonably withheld or delayed) which may only be given by way of deed provided that:

(a)

the rent to be reserved by the underlease shall be the rent reasonably obtainable in the open market without taking a fine or premium and shall not be commuted or payable more than one quarter in advance; and

(b)

prior to the entering into of any underlease (or if earlier the parties to that underlease becoming contractually bound to enter into it) the parties to the underlease will enter into a valid agreement under Section 38(a) of the Landlord and Tenant Act 1954 to exclude the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 in relation to that underlease and the Tenant shall provide copies of such valid agreement to the Landlord prior to entering into any such underlease.

3.69	Not to underlet part only of the Premises without the prior written consent of the Landlord which shall not be unreasonably withheld or delayed provided that:
(a)

the rent to be reserved by the underlease shall be the rent reasonably obtainable in the open market without taking a fine or premium and shall not be commuted or payable more than one quarter in advance; and

(b)

prior to the entering into of any underlease (or if earlier the parties to that underlease becoming contractually bound to enter into it) the parties to the underlease will enter into a valid agreement under Section 38(a) of the Landlord and Tenant Act 1954 to exclude the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 in relation to that underlease and the Tenant shall provide copies of such valid agreement to the Landlord prior to entering into any such underlease; and

(c)

at no time shall the number of occupiers of any floor of the Premises exceed four, any occupation by the Tenant being taking into account for this purpose (and any occupation by a Group Company of the Tenant ranking as occupation by the Tenant for this purpose); and

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(d)

the Tenant shall have regard (inter alia) to the position of the cores in the Building and means of escape from the underlet premises and ensure such demise is capable of separate and independent occupation.

3.70	To incorporate or procure the incorporation in every permitted mediate or immediate underlease of the Premises or any part thereof:
(a)

such provisions as are necessary to ensure that the rent thereunder is reviewed at the same frequency (but not necessarily on the same dates provided that where any underlease rent review would fall within six months either side of the rent review under this Lease then it is to coincide with the rent reviews provided for in this Lease) and upon substantially the same terms  as for the review of rent under this Lease provided that if it is common market practice at the relevant time for the review of rents to be undertaken on an alternative basis the Tenant shall be entitled to underlet in accordance with then market practice and provided further that any underlease for a term of five years or less will not be required to provide for the rent thereunder to be reviewed; and

(b)	a covenant that the undertenant shall not assign, charge or (in case of an underlease of part of the Premises) underlet part only of the premises thereby demised; and
(c)

a covenant that the undertenant shall not assign the whole of the premises thereby demised unless on or before completion of the assignment the undertenant if reasonably required enters into an authorised guarantee agreement with the Tenant in such form as the Landlord reasonably requires in relation to the proposed assignment; and

(d)

a covenant that the undertenant shall not assign the whole of the premises thereby demised without the consent of both the Landlord and the Tenant under this Lease which (in the case of the Landlord) shall not be unreasonably withheld or delayed; and

(e)

a covenant that the undertenant shall not part with or share possession or occupation of or declare a trust in respect of the premises thereby demised save by way of an assignment, underletting or charge pursuant to the provisions hereinbefore referred to (save for parting with or sharing occupation or possession with a Group Company or an Associated Entity of the undertenant upon like terms to those referred to in the proviso to clause 3.63); and

(f)

a covenant by the undertenant prohibiting the undertenant from causing or suffering any act or thing upon or in relation to the premises underlet inconsistent with or in breach of the provisions of this Lease; and

(g)	a condition for re-entry in the form or substantially in the form referred to in clause 5.1.
3.71

Upon any permitted underlease to procure that the undertenant shall give a direct covenant by deed in favour of the Landlord to observe and perform the covenants and conditions on the part of the Tenant contained in this Lease (save as to payment of the rents hereby reserved) insofar as the same relate to the premises underlet and if the Landlord reasonably so requires it to procure that such guarantor or guarantors for the underlessee as may be reasonably acceptable to the Landlord guarantee such covenants in the terms contained in the Seventh Schedule (or in such other terms as the Landlord may reasonably require).

3.72	In connection with any underlease the Tenant shall:
(a)	not consent to or participate in any variation to any such underlease (or any of the terms thereof) without the prior consent of the Landlord which shall not be unreasonably withheld or delayed;

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(b)	enforce all the covenants and obligations of the underlessee thereunder and not expressly or knowingly by implication waive any breach of the same;
(c)

duly and efficiently operate and effect all reviews of rent pursuant to the terms of any such underlease and prior to agreeing any such review to give reasonable notice to the Landlord of the proposed level of rent and to have regard to (but without being bound by) any reasonable representations made by the Landlord in relation to such level of rent.

3.73	Within one month after any reasonable written request by the Landlord (but not more than once in any period of 12 months) to notify the Landlord in writing;
(a)	whether the Tenant occupies the Premises wholly or in part;
(b)

whether the Tenant has granted an underlease of the whole or any part of the Premises and if so to advise the Landlord of the rent reserved by any underlease and the full name and address of any underlessee; and

(c)	whether there are any other occupiers of the Premises and if so the identity of those occupiers their relationship with the Tenant and the principal terms on which they occupy.

Charging permitted

Not to charge the whole of the Premises (save by way of floating charge to a reputable institution in respect of substantially the whole of the Tenant's business where consent shall not be required) without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed.

Intention to market

3.74

The Tenant shall notify the Landlord in writing of the bona fide terms on which it intends to market the Premises for disposal by way of assignment.  The Tenant shall provide the Landlord with these details as soon as reasonably practicable after they become available and in any event prior to marketing the Premises and no less than 4 weeks prior to the date on which the Tenant applies for consent from the Landlord in accordance with clause 3.62.

3.75

The Tenant shall thereafter keep the Landlord informed of progress and of expressions of interest from potential assignees and shall afford the Landlord a reasonable opportunity to negotiate with the Tenant with regards to a potential surrender of the Lease.

Registration

3.76

Within one month after any assignment, underlease, assignment of underlease, mortgage, charge, transfer, disposition or devolution of the Premises or any part thereof or any devolution of the estate of the Tenant therein or of this Lease to give notice thereof in duplicate to the Landlord's solicitors and to supply them with a certified copy of the instrument or instruments (including any relevant probate letters of administration or assent) for retention by the Landlord.

Not to display advertisements

3.77

Save as expressly permitted by paragraph 6 of Part I of the Second Schedule not to erect, paint, affix, attach or display any placard, poster, notice, advertisement, name or sign or anything whatever in the nature of an advertisement by display or lights or otherwise in or upon the Premises and/or the Building or any part thereof (including the windows).

Insurance

3.78

Not to knowingly do anything whereby any policy of insurance relating to the Building and/or the Premises may become void or voidable or whereby the rate of premium thereon may be increased where the Tenant has been notified in writing of the relevant terms of the policy and to take such precautions against fire as may be deemed necessary by the Landlord (acting reasonably) or its insurers or required by-law and (in each case) notified to the Tenant.

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3.79	Not to effect or maintain any insurance in respect of the Building and/or the Premises (except as to the Tenant's fixtures and contents).
3.80	To reimburse to the Landlord a fair and reasonable proportion of any sum payable in respect of excess payable on any insurance policy relating to the Building.

Notice of damage

3.81

As soon as reasonably practicable following the Tenant becoming aware of any material damage to or destruction of the Premises to give notice thereof to the Landlord stating (if possible) the cause of such destruction or damage.

3.82

In the event of the whole or any part of the Building being damaged or destroyed by any of the Insured Risks and the insurance money under the policy or policies of insurance effected thereon by the Landlord being wholly or partially irrecoverable by reason solely or in part of any act neglect or default of the Tenant or any Group Company of the Tenant or any undertenant or their respective servants, agents, licensees or invitees then the Tenant will within 21 days of written demand pay to the Landlord the whole or as the case may be a fair proportion of the amount so irrecoverable.

3.83

In the event of the whole or any part of the Premises being damaged or destroyed by any of the Insured Risks and the amount of the insurance monies received in respect of the reinstatement of any additions, alterations or other works carried out to the Premises by the Tenant or any person claiming title under the Tenant whether before or after the date of this Lease which the Landlord is obliged to insure pursuant to the provisions of clause 4.2 being less than the reinstatement cost thereof as a result of the Tenant failing to notify the Landlord of the full reinstatement values thereof pursuant to this Lease then in the event that the Landlord reinstates any additions, alterations or other works carried out to the Premises by the Tenant or by any person claiming title under the Tenant to pay to the Landlord the amount by which the actual reinstatement cost exceeds the amount of the insurance monies actually received subject to the Landlord demonstrating that the reinstatement cost will exceed the amount of the insurance monies already received.

Indemnity

3.84

To indemnify the Landlord against and to pay within 21 days of written demand all costs and expenses including professional fees incurred by the Landlord in connection with all and every loss and damage whatsoever incurred or sustained by the Landlord as a consequence of every breach of the covenants by and conditions on the part of the Tenant set out herein or implied PROVIDED that such indemnity shall extend to and cover all costs and expenses properly incurred by the Landlord in connection with any steps which the Landlord may reasonably take to remedy any such breach and be without prejudice to any rights or remedies of the Landlord in respect of any such breach any such sum arising hereunder to be recoverable by action or at the option of the Landlord as rent in arrear PROVIDED FURTHER THAT the Landlord shall in relation to all indemnities given by the Tenant in this Lease:

(a)	as soon as reasonably practicable give the Tenant written notice and full details of any claim against the Landlord from a third party;
(b)	consider and pay due account to written representations made by the Tenant relating to any such claim;
(c)	not settle or compromise any such claim unless the Landlord is required to do so by its insurers;
(d)	use all reasonable endeavours to mitigate as far as practicable any loss or costs incurred by or caused to it as a result of such claim.

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Landlord's costs

3.85

By way of further or additional rent to pay within 21 days of written demand all costs, expenses, charges, damages and losses (including but without prejudice to the generality of the foregoing solicitors' costs, counsel's, architects' and surveyors' and other professional fees and commissions payable to a bailiff) properly incurred by the Landlord of or incidental to:

(a)

the preparation and service of any notice under Sections 146 and 147 of the Law of Property Act 1925 (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under the said Section 146 or 147 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the court);

(b)	the recovery of any rent in arear or other payments due hereunder;
(c)	the enforcement of the covenants given by the Tenant in this Lease including the remedying of any breaches;
(d)

in connection with every application for any consent made under this Lease whether such consent shall be granted or not or the application withdrawn except where such consent shall be unreasonably withheld or delayed by the Landlord or granted on terms which are unreasonable in either case in circumstances where it is not entitled to do so;

(e)	any schedule relating to wants of repair to the Premises whether served during or within three months after the termination of this Lease,

provided that in the case of paragraphs (d) and (e) above such costs are to have been reasonably incurred by the Landlord.

VAT

3.86

To pay all VAT on any sums of money chargeable thereto which shall be due from the Tenant under or by virtue of the provisions of this Lease upon production of a valid VAT invoice addressed to the Tenant.

3.87

For the purposes of paragraphs 12 to 17 Schedule 10 to the VATA neither the Tenant nor any person connected with the Tenant is a development financier as defined in paragraph 14 of Schedule 10 to the VATA in relation to the Landlord's development of any part of the land and buildings of which the Building forms a part for use other than for eligible purposes with the intention or expectation that the Building would become or continue to be exempt land.

3.88	The Tenant is not intending to use and will not use all or any part of the Building for a relevant charitable purpose (within the meaning of Schedule 8, Group 5 (Note 6) VAT Act 1994).
3.89

If the covenant in clause 3.88 is breached by the Tenant and in consequence supplies made by the Landlord in relation to all or any part of the Building after the making of an Option are not taxable supplies the Tenant shall indemnify the Landlord against:

(a)	any VAT paid or payable by the Landlord which is or may become irrecoverable due to the Landlord's supplies not being taxable;
(b)	any amount in respect of any VAT which the Landlord has to account for or will have to account for to HM Revenue & Customs under the provisions of Part XIV or Part XV of the VAT Regulations;
(c)	any consequential penalties, interest and/or default surcharge; and
(d)	any additional liability to corporation tax on any payment made to the Landlord under this clause.

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3.90

For the avoidance of doubt references in clauses 3.86 to 3.89 to the Landlord or the Tenant shall include references to the representative member of the VAT Group of the Landlord or the Tenant as appropriate and references to the Landlord shall include references to a "beneficiary" of the Landlord as such term is defined under paragraph 40 Schedule 10 VATA.

Regulations affecting the Premises

3.91

To comply in all respects with the reasonable and proper regulations for the time being made by the Landlord for the use, operation, security and/or maintenance of the amenity and good order of the Building where made in the interests of good estate management and previously notified in writing to the Tenant PROVIDED ALWAYS THAT if there shall be any inconsistency between the terms of this Lease and any of the said regulation then the terms of this Lease shall prevail and PROVIDED FURTHER THAT such reasonable and proper regulations shall not materially adversely affect the Tenant and its permitted undertenants and occupiers of the Premises and their respective visitors gaining access to and egress from the Building at all times (save in the case of an emergency).

Obstructions and encroachments

3.92

Not to stop up, darken or obstruct any of the windows, lights or ventilators belonging to the Premises and/or the Building (but the Tenant may place moveable, non-permanent items used in the course of its business or by its members of staff such as boxes, TVs on wheels, files or hat stands by or in front of the windows) nor to knowingly permit any new window, light, ventilator, passage, drainage or other encroachment or easement to be made or acquired into against upon or over the Premises or any part thereof AND in case any encroachment or easement whatsoever shall be attempted to be made or acquired by any person whomsoever to give notice thereof to the Landlord within 14 days of the same coming to the knowledge of the Tenant and at the request and cost of the Landlord do all such things as may be proper for preventing any such encroachment or such easement being made or acquired.

3.93

Nothing in clause 3.92 above shall prevent the Tenant from installing window blinds in any of the external or internal windows surrounding the Premises as are agreed between the Tenant and the Landlord (each acting reasonably) and in accordance with the Occupier Fit Out Guide and closing and opening such blinds on such occasions and in such a manner as the Tenant shall determine.

Covenants and provisions affecting the Landlord's title

3.94

By way of indemnity only to observe and perform the covenants and provisions (other than any obligation to pay any monies) affecting the title of the Landlord specified in the deeds and documents set out in the Fourth Schedule insofar as they relate to the Premises and are still subsisting.

Operation of plant and equipment

3.95

To operate and use all such plant, machinery and equipment as is installed in the Premises from time to time and connected to the Landlord's Services Equipment in accordance with the manufacturers' recommended method of operation and not to use such plant, machinery and equipment in such manner as to affect in a materially adverse manner the operation of the Landlord's Services Equipment.

Obligations relating to entry and services

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3.96	At all times when exercising any right granted to the Tenant for entry to any other part of the Building:
(a)

to cause (and procure that all those exercising the said rights on its behalf cause) as little damage and interference as is reasonably practicable to the remainder of the Building and the business of the tenants and occupiers thereof carried on thereat and to make good any physical damage caused to such areas to the reasonable satisfaction of the Landlord and the tenants and occupiers thereof;

(b)

to comply with the reasonable security requirements of the Landlord and the tenants and occupiers of the remainder of the Building and where requisite the Tenant or such other person exercising the said rights shall only exercise such rights while accompanied by a representative of the Landlord or the tenant or occupier of the relevant part of the remainder of the Building.

Surety

3.97

In the event that any person firm or body corporate which has or shall have guaranteed the Tenant’s obligations contained in this Lease shall die or an event shall occur in relation to such person a firm or body corporate of the type referred to in clauses 5.1(c) to 5.1(f) then without delay to give notice thereof to the Landlord and if so required by the Landlord (acting reasonably and having regard to the financial covenant strength of the Tenant) at the expense of the Tenant within 30 working days thereafter to procure that some other guarantor or guarantors reasonably acceptable to the Landlord execute a guarantee in respect of the Tenant’s obligations contained in this Lease in the form referred to in the Seventh Schedule (or on such other terms as the Landlord shall reasonably require).

Registration

3.98	To apply for first registration of this Lease at the Land Registry as soon as reasonably practicable after this Lease is granted.
3.99	To provide to the Landlord as soon as each is available:
(a)	a note of the title number allocated to this Lease; and
(b)	an official copy of the registered title to this Lease showing the Tenant as registered proprietor.
3.100

On determination of this Lease (whether by effluxion of time or otherwise) to apply to the Land Registry for closure of the Tenant's registered title to this Lease and for removal of all notices relating to this Lease from the Landlord's title.

Energy Performance Certificates

3.101

Before instructing an energy assessor to prepare any Energy Performance Certificate in respect of the Premises the Tenant shall first give notice to the Landlord informing the Landlord of the area to which the proposed Energy Performance Certificate will relate and the identity of the energy assessor must be reputable and suitably qualified.

3.102	At the Landlord's request the Tenant shall supply the energy assessor with any drawings specifications data or other information that the Landlord (acting reasonably) provides to the Tenant.
3.103	The Tenant shall provide to the Landlord a copy of any Energy Performance Certificate that the Tenant obtains in respect of the Premises.
3.104

The Tenant shall within 72 hours of receipt of written request permit any energy assessor instructed by or on behalf of the Landlord to enter on and inspect the Premises (in the company of an employee of the Tenant if required by the Tenant) at reasonable times and the Tenant shall provide to such energy assessor such information as the Landlord may reasonably request at the cost of the Landlord.

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Bicycle Spaces

3.105

Not to permit any of the bicycle spaces referred to in paragraph 7 of Part I of the Second Schedule to be used other than by an occupier of the Premises which is permitted pursuant to the terms of this Lease.

3.106

Not to do anything in or about the bicycle parking spaces referred to in paragraph 7 of Part I of the Second Schedule or the service roads or accessways leading thereto which would or could constitute a nuisance, annoyance, obstruction, disturbance or cause damage to the Landlord or the tenants or other occupiers of the Building.

3.107

To comply and ensure that the Tenant's visitors comply with such reasonable and proper regulations as the Landlord may make for the regulation of the traffic to and from and use of the bicycle parking spaces referred to in paragraph 7 of Part I of the Second Schedule and previously notified in writing to the Tenant.

Compliance with Head Lease provisions

3.108

To observe and perform the covenants, obligations, provisions and conditions on the part of the tenant under the Head Lease so far as the same relate to or otherwise affect the Premises except for the payment of the rents reserved thereunder and, so far as the obligation to insure falls on the Landlord under this lease, to insure.

3.109	Not to do or omit anything thing which would or might cause the Landlord to be in breach of the Head Lease.
4	LANDLORD'S COVENANTS

The Landlord covenants with the Tenant:

Quiet enjoyment

4.1	That the Tenant may peaceably hold and enjoy the Premises without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord or by title paramount.

Insurance

4.2	To insure:
(a)

the Building and keep the same insured with a reputable insurer in the name of the Landlord subject to such exclusions, excesses and limitations as may be imposed by the insurers and as are common in the London insurance market from time to time against:

(i)

the Insured Risks in such a sum as shall be determined from time to time by the Landlord or the Landlord's Surveyor acting reasonably as being the full cost of rebuilding and reinstatement of the Building (and for these purposes "Building" means the Building constructed in accordance with the Base Building Definition including such works to prepare the Premises to generally no lesser standard than that described in the section of the Specification entitled "Category A Specification") and the Landlord covenants to have due regard to any reasonable request by the Tenant to increase such sums in respect of the Building together with architects', surveyors', consultants' legal and other fees in relation to the repair, rebuilding or reinstatement of the Building (including any cost or increased cost resulting from the requirements of local or other authorities, statutes, bye-laws, regulations or orders as to the method of or design of or materials to be used in such repairing, rebuilding or reinstatement) and making due allowance for the effects of inflation and escalation of building costs and any fees and the cost of site clearance, demolition and debris removal and VAT on all such sums including any VAT resulting from any deemed self-supply as a result of such rebuilding or reinstatement;

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(ii)

loss of the Principal Rent and the rent thirdly reserved for such period (being not less than five years and not more than seven years) as the Landlord may from time to time reasonably deem necessary which may be calculated having regard to any relevant reviews or increases of rent and to the likely period required for obtaining planning permission and reinstating the Building;

(iii)

(to the extent to which the same is not covered by clause 4.2(a)(i)) where applicable engineering and electrical plant and machinery being part of the Building against sudden and unforeseen damage breakdown and inspection;

(iv)	property owner's liability and such other insurances as the Landlord may from time to time (acting reasonably) deem necessary to effect;
(b)

subject to request by the Tenant in writing and notification in writing by the Tenant of the full reinstatement cost of such items, any installations, fixtures, fittings, and equipment resulting from the completion of the Tenant's Works (as defined in the Agreement for Lease) or any other completed works carried out by the Tenant and any sub-tenant in accordance with the provisions of this Lease.

Landlord's obligations in relation to insurance

4.3	In relation to the policy or policies of insurance effected by the Landlord pursuant to its obligations contained in this Lease:
(a)

to produce not more than once in any 12 month period (and one further time in such 12 month period if requested by the Tenant) at the cost of the Tenant and as soon as reasonably practicable following demand either a complete copy or full details of the policy or policies of insurance with full details of any additions or amendments made thereto and either a copy of the last premium, renewal, receipt or reasonable evidence of the fact that the last insurance premium has been paid;

(b)

to procure (unless having used all reasonable endeavours it is unable to procure such a policy at commercial rates) that the interest of the Tenant and any mortgagee of the Tenant (or a general interests clause) is noted or endorsed on the policy or policies of insurance;

(c)

to use all reasonable endeavours to procure that the insurance policy contains terms whereby the insurers will not pursue subrogation rights against the Tenant and its lawful undertenants, licensees and agents (other than where the loss has been occasioned or contributed to by the fraudulent or criminal or malicious act of the Tenant or its undertenants, licensees or agents);

(d)	to use all reasonable endeavours to procure that the insurance policy contains a non-invalidation clause.

Reinstatement

4.4

If the Building (or any part or parts thereof) and/or the Premises (or any part or parts thereof) and/or the means of access to the Premises shall be destroyed or damaged by any of the Insured Risks and subject to the provisions of clause 5.6 and to the payment by the Tenant of any amounts due pursuant to clauses 3.82 to 3.83 (and without prejudice to the liability of the Tenant to make any such payments or any amounts due pursuant to clause 3.80) and subject to obtaining any planning permission or other permission or approval necessary for rebuilding and reinstating the Premises and to the necessary labour and materials being and remaining available the Landlord shall apply all monies received by the Landlord by virtue of such insurance and referable to the works required to reinstate the Premises (other than money received for loss of the Principal Rent and the rent thirdly reserved which shall automatically be payable to the Landlord) in rebuilding

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reinstating and making good the means of access to the Premises and/or (as the case may be) the Premises to generally no lesser standard than Specification and separately the Building (which may include aesthetic and specification improvements) permitted with all reasonable speed and making good any shortfall in the insurance proceeds from the Landlord's own resources (but not so as to provide accommodation identical in layout provided that the accommodation provided is no less commodious and does not differ materially in size to the accommodation provided at the date hereof) and the Landlord shall use all reasonable endeavours to obtain all necessary licences, consents, planning permissions and approvals therefor as soon as reasonably practicable and shall use reasonable endeavours to procure in favour of the Tenant a package of collateral warranties or third party rights relating to the design and carrying out of such works in a form consistent with market practice at the relevant time.

4.5

It is agreed that all monies claimed or received by the Landlord pursuant to clause 4.2(b) belong to the Tenant and shall be held on trust for the Tenant pending application in reinstatement and the Landlord shall keep the Tenant fully informed regarding any claim in respect of insurance monies pursuant to clause 4.2(b) and act in accordance with the Tenant's reasonable instructions at the Tenant's cost.

Obligations relating to Services for the Tenant

4.6	To provide or procure the provision of:
(a)	the Services during Normal Business Hours (and Normal Business Hours shall in the case of security and reception facilities for the Building be on a 24/7 basis); and
(b)	outside Normal Business Hours such of the Services as the Landlord shall in its reasonable discretion deem appropriate; and
(c)	such other of the Services outside the Normal Business Hours as the Tenant shall previously request,

(having regard to the Design Standards and subject to the provisions of clause 5.15) Provided that the Landlord shall be entitled to employ such reputable managing agents, professional advisers, contractors and other persons as may reasonably be required from time to time in the interests of good estate management for the purpose of the performance of the Services.

Building Services and Estate Services

4.7

The Landlord covenants that any item of Service Cost will be allocated properly to either the Building Services or the Estate Services and that no item of Service Cost will be charged to the Tenant more than once.

4.8

To provide or procure the provision of electricity to the Premises and the Building (subject to the provisions of clause 5.16) and (in each case) each and every part thereof designed to receive such to the extent necessary to meet the reasonable requirements of the Tenant and to use reasonable endeavours to procure that the same shall not be less than the Design Standards having regard to all relevant statutory provisions from time to time regulating the supply and utilisation of electricity and the terms and conditions relative thereto from time to time imposed by the relevant statutory undertaker.

4.9

As soon as reasonably practicable following any request made in writing by the Tenant the Landlord shall supply to the Tenant full details in writing of (and any supporting evidence reasonably requested by the Tenant):

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(a)	the total Energy Costs and the method of calculation of the proportion of the Energy Costs included in the Energy Levy; and
(b)	the method of calculation of the proportion of the Energy Levy which comprises the Energy Levy Rent.
4.10

In so far as such rights are not held by the Landlord, to procure for the benefit of the Tenant and all persons authorised by the Tenant the rights over the Estate Common Parts as are set out in the Second Schedule, it being agreed that if the Tenant is prevented from exercising such rights in breach of this clause the Estate Services Costs payable by the Tenant shall be adjusted accordingly.

Building Defects

4.11

Where the Building suffers a defect the Landlord shall, where the Landlord reasonably believes there is a reasonable chance of success and reasonably believes that there is an economic and commercial  benefit of pursuing such party, use all reasonable endeavours to recover the cost of remedying any such defect from any professional or contractor employed by the Landlord or its predecessors in title in relation to any building works leading to the occurrence of such defect and shall credit any sums received against the Service Charge to the extent the Landlord has legitimately already recovered any of the costs of remedying any such defect through the Service Charge.

Head Lease rents

4.12

To pay the rents reserved by the Head Lease at the times and in the manner provided in the Head Lease and to perform and observe all the covenants on the part of the tenant contained in the Head Lease insofar as they relate to any part of the premises thereby demised and which are not to be observed and performed by the Tenant pursuant to clause 3.108.

Retail Units

4.13

The Landlord agrees not to let or enter into an agreement for lease or permit any right of occupancy or permit any change of use of the Retail Units where the use is a Prohibited Use and to include within any lease or licence of a Retail Unit an express prohibition on a Prohibited Use.

4.14	The Landlord shall procure that any lease or licence of a Retail Unit shall include:
(a)

a covenant on the part of the tenant not to cause any legal nuisance to be suffered by the Tenant or its lawful occupiers of the Premises and the Landlord shall at the request and cost of the Tenant enforce such covenant where reasonably requested to do so;

(b)

only rights granting access to the Premises that are on the same terms as the rights reserved to the Landlord under this Lease including the obligation to comply with the Tenant's reasonable requirements and regimes as regards access as provided for in the proviso to paragraph 2 of Part II of the Second Schedule.

Restriction on naming

4.15

So long as the tenant of this Lease is Mimecast Services Limited (company number 04901524) or a Group Company thereof and such entities are together in occupation of at least 70,000 square feet of office space within the Building, the Landlord covenants not to name the Building after any other tenant of the Building.

4.16

If clause 4.15 ceases to apply, the Landlord shall only grant naming rights in relation to the Building to an entity that occupies the majority of the office space within the Building and only for the duration such entity occupies the majority of the office space within the Building.

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5	PROVISOS

IT IS HEREBY AGREED AND DECLARED as follows:

Re-entry

5.1	If:
(a)	the Rents or any part thereof shall be in arrear for 21 days next after becoming payable (whether in the case of the Principal Rent, the rent has been demanded or not); or
(b)	there shall be any material breach, non-performance or non-observance of any of the Tenant's covenants; or
(c)

the Tenant shall enter into any arrangement or composition for the benefit of the Tenant's creditors or convene a meeting of the Tenant's creditors (or a nominee calls such a meeting on its behalf); or

(d)	the Tenant or the Surety (being one or more individuals):
(i)	is the subject of an interim order under Part VIII of the Insolvency Act 1986 or makes application to the Court for such an order or makes a voluntary arrangement under such Part; or
(ii)	has a bankruptcy order made against him; or
(iii)	a receiver is appointed in respect of all or any of the assets or undertaking of the Tenant or such surety; or
(e)	the Tenant or the Surety (being a company or partnership):
(i)	makes a voluntary arrangement or submits to its creditors or any of them a proposal under Part I of the Insolvency Act 1986; or
(ii)	makes an application to the Court under Section 425 of the Companies Act 1985 or resolves to make such an application; or
(iii)

is the subject of an administration order (whether an interim order or otherwise) made under Part II of the Insolvency Act 1986 or is subject to a resolution passed by the directors or shareholders for the presentation of an application for such an order or is the subject of a notice of intention to appoint an administrator or files a notice of appointment of an administrator with the court or passes a resolution by its directors or shareholders for the filing of such a notice; or

(iv)

is the subject of a resolution for voluntary winding up (otherwise than for the purpose of an amalgamation or reconstruction which has been approved by the Landlord) or a meeting of creditors is called to consider a resolution for winding up; or

(v)	has an interim order or winding up order made against it; or
(vi)	has an administrative receiver or receiver appointed in respect of all or any of its assets; or
(vii)	ceases to exist; or
(viii)	becomes "Bankrupt" within the meaning of the Interpretation (Jersey) Law 1954; or

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(f)

where the Tenant is a company or partnership incorporated outside the United Kingdom analogous proceedings or events to those referred to in clause 5.1(e) shall be instituted or occur in the country of incorporation, it shall be lawful for the Landlord at any time thereafter to re-enter the Premises or any part thereof in the name of the whole and thereupon this Lease shall absolutely determine but without prejudice to any rights of action of the Landlord or the Tenant against the other in respect of any antecedent breach by the Landlord or the Tenant (as the case may be) of any of the covenants herein provided that in the event that the Tenant comprises more than one person then the Landlorrd will be entitled to re-enter the Premises and this Lease shall thereupon absolutely determine upon the happening of any of the events referred to in clauses 5.1(c) to 5.1(f) hereof in relation to any one of them.

Replacement of surety

5.2

In the event of the occurrence of any of the events referred to in clauses 5.1(d) or 5.1(e) in respect of the Surety, the Landlord shall not exercise its right pursuant to clause 5.1 without first allowing the Tenant a period of 30 working days to procure that some other guarantor or guarantors reasonably acceptable to the Landlord execute a guarantee in respect of the Tenant's obligations contained in this Lease in the form referred to in the Seventh Schedule (or on such other terms as the Landlord shall reasonably require).

Payment of rent not waiver

5.3

No demand for or receipt or acceptance of any part of the Rents or any payment on account thereof shall operate as a waiver by the Landlord of any right which the Landlord may have to forfeit this Lease by reason of any breach of covenant by the Tenant and the Tenant shall not in any proceedings for forfeiture be entitled to rely on any such demand receipt or acceptance as aforesaid as a defence PROVIDED that this clause shall only have effect in relation to a demand receipt or acceptance made or given during such period as may in all the circumstances be reasonable for enabling the Landlord to conduct any negotiations with the Tenant for remedying the breach commenced upon the Landlord becoming aware of such breach.

Suspension of rent

5.4	If the Premises or the Building or the means of access to the Premises shall at any time be so damaged or destroyed:
(a)

by any of the Insured Risks as to render the Premises or the means of access to the Premises unfit for occupation or use then (save to the extent that the insurance monies shall be irrecoverable or the policy rendered void by reason of any act or default on the part of the Tenant any sub-tenant or their respective servants, agents, licensees or invitees) the Principal Rent, the Rent secondly reserved and the Rent thirdly reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended immediately from the date of such damage or destruction until the earlier of:

(i)	the date of issue of the Reinstatement Certificate; and
(ii)	the expiration of the period in respect of which the Landlord has covenanted to insure for loss of the Principal Rent and the Rent thirdly reserved pursuant to clause 4.2(a)(ii),

and any dispute with reference to this clause 5.4(a) shall be referred by the Landlord or the Tenant to arbitration in accordance with the Arbitration Act 1996;

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(b)

by an Uninsured Risk as to render the Premises or the means of access to the Premises unfit for occupation or use then (save to the extent that damage or destruction results from the default of the Tenant, or Group Company of the Tenant or any sub-tenant or their respective agents, servants, licensees or invitees) the Principal Rent, the Rent secondly reserved and the Rent thirdly reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended from the date 12 months after the date of such damage or destruction until the date of issue of the Reinstatement Certificate and any dispute with reference to this proviso shall be referred by the Landlord or the Tenant to arbitration in accordance with the Arbitration Act 1996.

Damage before Rent Commencement Date

5.5

If clause 5.4 applies before the Rent Commencement Date the number of days between the date of the damage or destruction and the Rent Commencement Date (or where only a proportion of the Principal Rent is or would have been suspended, an equivalent proportion of those days) will be added to the date the period of rent suspension ends and the resulting date will become the Rent Commencement Date.

Determination if damage or destruction

5.6

If the Premises or the Building or the means of access to the Premises shall be destroyed or damaged by an Uninsured Risk so that the Premises are unfit for occupation or use the Landlord may elect not to carry out and complete the rebuilding and reinstatement of the Premises pursuant to clause 5.7 by serving notice to such effect on the Tenant and upon service of such notice this Lease shall determine but without prejudice to any claim by the Landlord or the Tenant against the other.  If the Landlord shall not have served a notice on the Tenant pursuant to this clause 5.6 by a date prior to the date 12 months after such damage or destruction then either party shall be entitled at any time thereafter by notice in writing to the other party to determine this Lease and upon service of such notice this Lease shall determine but without prejudice to any claim by the Landlord or the Tenant against the other in respect of any antecedent breach of any covenant or provision herein contained.

5.7

If the Premises or the Building or the means of access to the Premises shall be destroyed or damaged by an Uninsured Risk so that the Premises are unfit for occupation or use the Landlord may elect at any time prior to the date 12 months after the date of damage to destruction to carry out and complete the rebuilding and reinstatement of the Premises by serving written notice to that effect on the Tenant whereupon the Landlord shall, subject to obtaining any planning permission or other permission or approval necessary for rebuilding and reinstating the Building, the Premises and the means of access to the Premises and to the necessary labour and materials being and remaining available, be obliged to rebuild reinstate and make good (as the case may be) the Building, to generally no less a standard than that set out in the Base Building Definition and the Premises and the means of access to the Premises to generally no lesser standard than that described in the section of the Specification entitled "Category A Specification") (which may include aesthetic and specification improvements) with all reasonable speed (but not so as to provide accommodation identical in layout provided that the accommodation provided is no less commodious and does not differ materially in size to the accommodation provided at the date hereof) and the Landlord shall use all reasonable endeavours to obtain all necessary licences, consents, planning permissions and approvals therefor as soon as reasonably practicable and shall use reasonable endeavours to procure in favour of the Tenant a package of collateral warranties or third party rights relating to the design and carrying out of such works in a form consistent with market practice at the relevant time provided always that such rebuilding or reinstating shall be at the cost of the Landlord and the costs of or in any way relating to rebuilding or reinstating the Premises  following damage or destruction of the Premises or the Building or any part thereof by an Uninsured Risk shall not be recoverable from the Tenant via the Service Charge provisions in the Fifth Schedule.

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5.8	If:
(a)

the Premises or the Building or the means of access to them shall at any time be so damaged or destroyed by any of the Insured Risks as to render the Premises unfit for occupation or use and the Landlord has not commenced the works of reinstatement referred to in clause 4.4 within two and a half years of the date of damage or destruction; or

(b)

the Premises or the Building or the means of access to them shall at any time be so damaged or destroyed by any of the Insured Risks as to render the Premises unfit for occupation or use and the Landlord having used all reasonable and commercially prudent endeavours to do so has not completed the works of reinstatement referred to in clause 4.4 prior to the expiration of a period of five years following the date of such damage or destruction; or

(c)

the Premises or the Building or the means of access to them shall at any time be so damaged or destroyed by an Uninsured Risk as to render the Premises unfit for occupation and use and the Landlord has not commenced the works of reinstatement referred to in clause 5.7 within two and a half years of the date of damage or destruction; or

(d)

the Premises or the Building or the means of access to them shall at any time be so damaged or destroyed by an Uninsured Risk as to render the Premises unfit for occupation and use the Landlord having used all reasonable and commercially prudent endeavours to do so has not completed the works of reinstatement referred to in clause 5.7 within five years of the date of damage or destruction, then the Landlord or (subject to clause 5.9) the Tenant may in the circumstances referred to in clauses 5.8(a) and 5.8(c) by giving to the other not less than three months' notice in writing or (subject to clause 5.9) the Tenant may in any the circumstances referred to in clauses 5.8(b) and 5.8(d) by giving to the Landlord not less than one month's notice in writing to that effect determine this Lease and upon the expiry of such notice this Lease shall (unless before the expiry of such notice the Landlord has in the circumstances of clause 5.8(a) or clause 5.8(c) commenced such works of reinstatement or in the circumstances of clause 5.8(b) or clause 5.8(d) completed such works of reinstatement by the expiry of such notice in which case the notice shall be of no effect) determine and this Lease shall cease to be of effect but without prejudice to any claim by the Landlord or the Tenant in respect of any antecedent breach by the other of any of the terms of this Lease.

5.9	The Tenant shall not be entitled to serve notice on the Landlord pursuant to clause 5.8 if:
(a)

in the case of clauses 5.8(a) or 5.8(b) the insurance monies are irrecoverable or the policy rendered void by reason of any act or default on the part of the Tenant, any Group Company of the Tenant, any sub-tenant or their respective servants, agents, licensees or invitees unless the Tenant has complied with its obligations in clause 3.80; or

(b)

in the case of clauses 5.8(c) or (d) the damage or destruction results from the default of the Tenant, any Group Company of the Tenant, any sub-tenant or their respective agents, servants, licensees or invitees.

5.10

If this Lease is determined under clauses 5.6 to 5.9 the Landlord shall be entitled to retain the insurance monies payable in respect of the Building but will hold on trust for the Tenant (and pay to the Tenant such monies within ten working days of receipt) any monies due to it in respect of works insured by it under clause 4.2 and use all reasonable endeavours to obtain such monies for the benefit of the Tenant whether received by the Landlord or by the Tenant.

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Roof Terrace

5.11

If at any time during the term of this Lease the Western Roof Terrace shall cease to be designated for exclusive use by Mimecast Services Limited (or a Group Company of it if such Group Company takes an assignment of this Lease), the definition of "Roof Terrace" in clause 1.1 of this Lease shall, at the Landlord's option (which, if exercised, the Landlord shall notify the Tenant of in writing) be amended such that it shall also refer to the Western Roof Terrace and all references in this Lease to "Roof Terrace" shall be construed accordingly.

Warranty as to use

5.12

Nothing herein shall be deemed to constitute any warranty by the Landlord that the Premises or any part thereof are under the Planning Acts or any other relevant laws or regulations now or from time to time in force authorised for use for any specific purpose.

Service of notices

5.13

Any notices required to be served hereunder shall be validly served if served in accordance with Section 196 of the Law of Property Act 1925 or Section 23 of the Landlord and Tenant Act 1927 and (in the case of notices to be served on the Tenant) by sending the same to the Tenant at the Premises.

Disputes between tenants/occupiers

5.14

That in case any dispute or controversy shall at any time or times arise between the Tenant and the tenants and occupiers of the Building and/or any neighbouring, adjoining or contiguous property belonging to the Landlord relating to Service Conduits and Appliances serving the Building and/or the Premises or any such adjoining or contiguous property or any easements or privileges whatsoever affecting or relating to the Building and/or the Premises or such neighbouring, adjoining or contiguous property the same shall from time to time be settled and determined by the Landlord's Surveyor or agent (in either case acting reasonably) to which determination the Tenant shall submit (save in the case of manifest error).

Apportionment

5.15

Where any question as to the amount or method of apportionment of any sum falls to be determined under the provisions of this Lease (other than any amount or apportionment to be determined pursuant to the provisions of the Fifth Schedule) the same shall be referred (upon application to be made by either party) to and conclusively (save in case of manifest error) determined by the Landlord's Surveyor (acting reasonably) in accordance with the principles of good estate management and whose reasonable and proper fees for so acting shall be added to and deemed for all purposes to form part of the sum to be so apportioned and shall be borne accordingly.

Exclusions of Landlord's liability

5.16

Notwithstanding anything in any other provision herein contained (save where such event arises due to a breach of the covenants and conditions on the part of the Landlord set out herein) the Landlord shall not be liable to the Tenant nor shall the Tenant have any claim against the Landlord in respect of:

(a)	any temporary interruption in any of the Services or the supply of electricity to the Premises caused by factors outside the Landlord's reasonable control; or
(b)

temporary closure or diversion of any of the Common Facilities or Service Conduits and Appliances by reason of inspection, repair, maintenance or replacement thereof or any part thereof or of any plant, machinery, equipment, installations or apparatus used in connection therewith or damage thereto or destruction thereof by any risk (whether or not an Insured Risk); or

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(c)

by reason of electrical, mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel, materials, supplies or labour or whole or partial failure or stoppage of any mains supply outside the reasonable control of the Landlord,

SUBJECT TO the Landlord using reasonable endeavours to minimise the adverse effects of any of the above events or circumstances and using reasonable endeavours to reinstate and remedy such event or circumstance as expeditiously as reasonably possible AND PROVIDED ALWAYS that the Landlord shall (if reasonably practicable) have previously given reasonable notice of any intended interruption or closure of the nature mentioned above.

Development of adjoining property

5.17

That subject to compliance with the Landlord's covenants in clause 4.1 the Landlord or any superior landlord may at any time or times without obtaining any consent from or making any arrangement with the Tenant carry out any development or works (or permit the same) or whatsoever nature to the Building (other than the Premises) and/or the Estate and/or any neighbouring, adjoining or contiguous land or premises whether or not the light or air now or at any time or times enjoyed by the Tenant may be diminished PROVIDED THAT proper means of access to and egress from the Premises is afforded at all times and the rights hereby granted expressly to the Tenant are not prejudiced.

5.18

Any access of light and air now or at any time during the Contractual Term enjoyed by the Premises shall be deemed to be by consent or agreement in writing for that purpose within the meaning of Section 3 of the Prescription Act 1832 so that neither the enjoyment thereof nor this Lease shall prevent any such development or works referred to in clause 5.16 and the Tenant shall permit such development or works without interference or objection.

Removal of property

5.19

If at such time as the Tenant has vacated the Premises after the determination of this Lease any property of the Tenant shall remain in or on the Premises and the Tenant shall fail to remove the same within 28 days after being requested by the Landlord so to do by a notice in that behalf then and in such case the Landlord may (in addition to any other remedies available to it) as the agent of the Tenant (and the Landlord is hereby irrevocably appointed by the Tenant to act in that behalf) sell such property and shall then hold the proceeds of sale after deducting the reasonable costs and expenses of removal, storage and sale reasonably and properly incurred by it on trust for and to the order of the Tenant PROVIDED THAT the Tenant will reimburse the Landlord against any liability properly incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this clause.

VAT

5.20	Any rent or other sum payable by any party hereunder is exclusive of VAT that is or may be payable thereon and shall be paid upon receipt of a valid VAT invoice.
5.21

Where under this Lease any party (the "Indemnified Party") is entitled to recover from another party (the "Paying Party") the cost of any goods or services supplied to the Indemnified Party, the Paying Party will indemnify the Indemnified Party against so much of the input tax on the cost for which the Indemnified Party is not entitled to credit allowance under Section 24-26 of VATA.

5.22

If VAT is chargeable in respect of any supplies of goods and/or services by any party to the other party under this Lease the recipient of such supplies shall pay such VAT in addition to the amounts (if any) provided for under this Lease and in respect of the supplies made to it under this Lease subject to receipt of a valid VAT invoice.

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Exclusion of easements

5.23

Nothing herein contained other than those rights expressly granted to the Tenant in Part I of the Second Schedule shall by implication of law or otherwise operate to confer on the Tenant any easement, right or privilege whatever over or against any neighbouring, adjoining, contiguous or other property which might restrict or prejudicially affect the future rebuilding, alteration or development of such neighbouring, adjoining, contiguous or other property.

Sharing of information

5.24	The Landlord and the Tenant agree that they will:
(a)

share the data they hold in respect of energy and water use and waste production/ recycling and other environmental matters as are applicable to the use of the Premises between themselves and with any other third party who the parties agree needs to receive such data;

(b)

keep the data disclosed under this clause 5.24 confidential and will only use such data for the purposes of ensuring that the Building is run in a sustainable way that minimises its environmental impact, provided always that this shall not prevent the Landlord from publishing information giving all details as to how central building energy costs are apportioned across the Building nor the general energy performance of the Building.

5.25

The Landlord and the Tenant agree that the Tenant's covenant contained in clause 3.1 of this Lease to pay the Energy Levy Rent shall survive the Termination of the Tenancy, but only until the Tenant has paid the Energy Levy Rent in full to the Landlord.

6	SURETY

The Surety in consideration of this Lease having been granted at its request covenants with the Landlord in the terms contained in the Seventh Schedule.

7	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Unless expressly stated to the contrary nothing in this Lease confers on anyone other than the parties to it any right pursuant to the Contracts (Rights of Third Parties) Act 1999.

8	DETERMINATION
8.1	The Tenant may terminate this Lease as at the tenth anniversary of the Term Commencement Date (the "relevant date") by serving not less than twelve calendar months' notice on the Landlord.
8.2	This Lease shall not terminate as a result of any notice served by the Tenant if on the relevant date:
(a)	the Tenant has not paid in cleared funds any part of the Principal Rent (or any VAT in respect of it), which was due to have been paid up to and including the relevant date; or
(b)	the Tenant or any third party remains in occupation of any part of the Premises; or
(c)

the Tenant and/or a Group Company of the Tenant (and assuming for these purposes that they are one entity) is not, or on the date immediately following the relevant date it will not be, in occupation of one vertically contiguous space within the Building;

except to the extent if at all the Landlord in its absolute discretion expressly and in writing waives compliance with one or more of the pre-conditions specified in this sub-clause.

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8.3

Termination of this Lease under this clause 8 does not affect any obligation on the Tenant that applies on or at the expiry of this Lease or any right, accrued by the expiry of this Lease, which either the Landlord or the Tenant then has against the other or against any third party.

8.4	Waiver of a pre-condition under 8.2 shall not affect any right which the Landlord may have against the Tenant or against any third party in respect of a breach of the Tenant's obligations.
8.5	Time is of the essence of all dates and periods referred to in this clause 8.
8.6

If notice is not served by the Tenant to terminate this Lease on the relevant date pursuant to clause 8.1 the Landlord and Tenant agree that the Principal Rent shall be reduced to a peppercorn for the period of 9 months from and including the relevant date.

8.7

The parties agree that to the extent the Tenant has paid any Rents or Service Charge to a date which is beyond the relevant date the Landlord shall refund to the Tenant within 14 days of the relevant date all such sums to the extent they have been paid for a period beyond the relevant date.

8.8

The parties agree by way of explanation and example in order to clarify the meaning of "one vertically contiguous space" in clause 8.2(c) above that if the Tenant was the tenant of each of the third floor, fourth floor and fifth floor prior to the date of service of a determination notice by the Tenant and each lease contained in a clause in the terms of this clause 8, the Tenant would be entitled to validly determine any one or more of the following leases by exercising its rights in this clause 8:

(a)	the Third Floor alone;
(b)	the Fifth Floor alone;
(c)	the Third and Fourth Floor together;
(d)	the Fourth and Fifth Floor together; or
(e)	the Third Floor, Fourth Floor and the Fifth Floor together.
9	RIGHT TO RENEW
9.1	The Tenant may exercise its option to take the Renewal Lease by serving written notice on the Landlord not less than twelve calendar months' prior to the Term Expiry Date.
9.2	The Tenant's option under clause 9.1 shall be of no effect if:
(a)	on the Term Expiry Date:
(i)

the Tenant and/or a Group Company of the Tenant (assessed together so for these purposes the Tenant and the relevant Group Company are assumed to be the same entity) shall not be in occupation of at least 70,000 square feet of contiguous office space within the Building; and

(ii)	this Lease is not subsisting, and
(b)

on the date following the Term Expiry Date the Tenant and/or a Group Company of the Tenant (assessed together so for these purposes the Tenant and the relevant Group Company are assumed to be the same entity) will not be in occupation of at least 70,000 square feet of contiguous office space within the Building.

9.3

For the purposes of clause 9.2 above it is agreed the contiguous office space means space let to the Tenant and/or a Group Company of the Tenant on sequential floors of the Building (with no lettable area between any such floors which is not let to the Tenant or a Group Company of the Tenant (as the case may be)).

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9.4	The Renewal Lease shall be made on the same terms as this lease save that:
(a)	the Term Commencement Date shall be the date immediately following the day of expiry of this Lease;
(b)	the Term shall be five (5) years;
(c)	the Principal Rent shall be ascertained in accordance with clause 9.5;
(d)	the "Review Dates" shall be the term commencement date and the term expiry date of the Renewal Lease;
(e)	the Tenant's option to break in clause 8 and all references to it shall be omitted; and
(f)	the term "Renewal Lease", this clause 9 and all references to them shall be omitted.
9.5

The Principal Rent payable on and from the term commencement date of the Renewal Lease shall be the higher of the Principal Rent passing on the last day of this lease (ignoring any suspension or abatement) and the Open Market Rent calculated in accordance with the provisions of the Third Schedule of this Lease.  The provisions of paragraph 7 of the Third Schedule will apply if the Principal Rent payable under the Renewal Lease has not been agreed or assessed by the term commencement date of the Renewal Lease.

9.6

If at the Term Expiry Date the Rents are suspended whether in whole or in part due to the occurrence of damage or destruction by an Insured Risk or an Uninsured Risk then the parties agree that for the purposes of the Renewal Lease it shall be assumed that such damage or destruction is an event which applies to the Renewal Lease so that such suspension continues and the time periods referred to in clauses 5.4 and 5.5 shall be reduced so as to take into account any part of these time periods that have occurred during the term of this Lease.

9.7

Any guarantor who is guaranteeing the obligations of the Tenant at the expiry of the Contractual Term shall be obliged to guarantee the Tenant's obligations under the Renewal Lease on the same terms (but shall not be obliged to do so if during the 12 month period prior to the Term Expiry Date the Tenant itself would have been able to satisfy the condition in clause 3.64(b) if at any time during such period the Tenant had wished to take an assignment of the Lease).

9.8	Subject to clause 9.2, if the Tenant exercises its option pursuant to clause 9.1, the Landlord shall grant and the Tenant shall accept the Renewal Lease on the date specified in clause 9.4(a).
9.9	Time is of the essence of the dates and periods referred to in this clause 9.
10	OPTION TO SURRENDER
10.1	In this Clause the following terms shall have the following meanings:

"Act" means the Landlord and Tenant Act 1954;

"Agreement to Surrender" means the agreement to surrender in the form attached at Appendix G;

"Landlord Warning Notice" means (i) a warning notice served by the Landlord on the Tenant and (ii) a warning notice served by the Landlord on the Surety, each pursuant to section 38A(4) of the Act;

"Option Period" means the period commencing on the date of this Lease and ending on the fourth anniversary of the Term Commencement Date;

"Surrender Agreement Notice" means together:

(a)	a written request made by the Tenant to the Landlord requesting the grant of the Agreement to Surrender; and

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(b)

a statutory declaration in the form required by Schedule 4 of the Regulatory Reform (Business Tenancies)(England and Wales) Order 2003, properly executed by or on behalf of the Tenant and made before an independent solicitor or commissioner for oaths; and

(c)

a statutory declaration in the form required by Schedule 4 of the Regulatory Reform (Business Tenancies)(England and Wales) Order 2003, properly executed by or on behalf of the Surety and made before an independent solicitor or commissioner for oaths; and

(d)	a copy of the Agreement to Surrender executed by the Tenant and the Surety; and
(e)	written confirmation that the executed Agreement to Surrender is irrevocably released to the Landlord for completion in accordance with clause 10.4 below;

"Warning Notice Request" means a written request made by the Tenant to the Landlord requesting a Landlord Warning Notice.

10.2	Warning Notice Option
(a)	Grant

In consideration of the entry by the Tenant into this Lease the Landlord grants to the Tenant an option to call for a Landlord Warning Notice within the Option Period on the terms of this clause 10.2.

(b)	Exercise of Warning notice option
(i)	If the Tenant wishes to call for a Landlord Warning Notice it shall serve a Warning Notice Request on the Landlord.
(ii)	The Landlord shall, within seven days of receipt of a Warning Notice Request, serve a Landlord Warning Notice on the Tenant in accordance with the terms of the Act.
10.3	Surrender Agreement Option
(a)	Grant

In consideration of the entry by the Tenant into this Lease the Landlord grants to the Tenant an option to call for the Agreement to Surrender on the terms of this clause 10.3.

(b)	Applicability

The Tenant may not exercise the option granted pursuant to clause 10.3(a) above prior to service by the Landlord of a Landlord Warning Notice.

(c)	Exercise of Surrender Agreement Option

If the Tenant wishes to call for the Agreement to Surrender it shall serve a Surrender Agreement Notice on the Landlord within seven days of receipt of the Landlord Warning Notice and, following the date of service of such Surrender Agreement Notice, clause 10.4 shall apply.

10.4	Agreement To Surrender

The Landlord shall execute and complete the Agreement to Surrender within seven days of receipt of the Surrender Agreement Notice and shall immediately thereafter send to the Tenant the original Agreement to Surrender executed by the Landlord duly completed.

10.5	Time is of the essence

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Time is of the essence of all dates and periods referred to in clauses 10.2, 10.3 and 10.4.

11	GOVERNING LAW AND JURISDICTION
11.1

This Lease and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law and within the exclusive jurisdiction of the English courts, to which the parties irrevocably submit.

11.2

Each party agrees that any claim form or other document to be served under the Civil Procedure Rules may be served on it by being delivered to or left at a correct address for the purposes of clause 5.13.

11.3	If any provision of this Lease is void or prohibited under any Act due to any applicable law, it shall be deemed to be deleted and the remaining provisions of this Lease shall continue in force.

IN WITNESS whereof this deed has been executed by the parties hereto and is intended to be and is hereby delivered on the day and year first above written.

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First Schedule

The Premises

ALL THAT accommodation on Level 5 of the Building as the same is shown edged red and shaded purple on Plan 3 and which shall include:

(a)	one half severed medially of the non-structural and non-load bearing walls which divide the Premises from the remainder of the Building;
(b)	the entirety of all other non-structural or non-load bearing walls and columns;
(c)	the internal plaster surfaces and other finishes of load bearing walls and columns;
(d)	the ceiling finishes and the whole of any false ceilings and voids between the ceilings (including light fittings) and false ceilings;
(e)	void between the floor screed (but not the floor screed itself nor any of the floor joists or supporting structure) and any raised floors, all raised floors, the carpet or other covering or material;
(f)	the Landlord's fixtures and fittings;
(g)	the Landlord's Services Equipment within and exclusively serving the Premises;
(h)	the whole of any internal windows and the doors, partitions, equipment, fitments and lights of the Premises;
(i)	all Service Conduits and Appliances exclusively serving and within the Premises,

but there are excluded from the demise:

(j)

any structural parts, load bearing walls, columns, roofs, Foundations and Services, external walls, cladding, window frames and glass in the external facades of the Building and joists in and around the Premises;

(k)	any atria in the Building (including any glass therein);
(l)	such of the Landlord's Services Equipment and such of the Service Conduits and Appliances as are used in common with other parts of the Building.

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Second Schedule

Part I
Rights granted

1	The right for the Tenant and all persons authorised by the Tenant at all times:
(a)

to pass and repass on foot only over and along the pedestrian accessways within the Building from time to time designated by the Landlord and to pass and repass on foot only through and over the Common Facilities and the Estate Common Parts and any part or parts thereof to gain access to and from the Premises and generally to use the Common Facilities and the Estate Common Parts for all purposes in connection with the use and enjoyment of the Premises;

(b)

to pass and repass with or without vehicles over and along the roads and accessways within the Building and the Estate Common Parts from time to time reasonably designated by the Landlord on the Building for the purpose of gaining access to and egress from the bicycle parking spaces referred to in paragraph 7 of this Part I of the Second Schedule and access to and egress from the loading bay in the Building;

(c)	to use the loading bays in the Building in such locations from time to time designated by the Landlord acting reasonably;
(d)	to use any compactor in the loading bay in the Building from time to time in such location as shall from time to time designated by the Landlord (acting reasonably);
(e)

to use such emergency escape routes from the Premises through the Building and the Estate Common Parts as comply from time to time with statutory requirements and any requirements from time to time of the local authority or local fire authority;

(f)	otherwise to use the Common Facilities and the Estate Common Parts for the purpose for which they are intended,

(subject in each case to such regulations in relation thereto as may be imposed from time to time pursuant to clause 3.91 and/or clauses 3.105 to 3.107) in each case such rights being exercised in common with others entitled thereto.

2

The right of passage and use of all such Service Conduits and Appliances which now or may hereafter during the Contractual Term pass or run into, through, along, under or over the Building and the Estate in each case such rights being exercised in common with others entitled thereto.

3	Subject to clauses 3.21 to 3.31:
(a)

the right at all times to connect into and use (subject to the regulations of any appropriate authority) the Service Conduits and Appliances for the supply of services and for drainage and to connect into and use such other Service Conduits and Appliances as may from time to time be available for connection to the Premises;

(b)	the right at all times to connect into and use such of the Landlord's Services Equipment as may from time to time be available for connection to the Premises,

provided that such connection and use does not materially adversely affect the supply of services to other premises within the Building having regard to the Specification and on the basis that any residual capacity in such Service Conduits and Appliances and the Landlord's Services Equipment over and above that set out in the Specification shall be available and allocated to all occupiers of the Building on a fair and reasonable basis.

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4	The right of support shelter and protection from the remainder of the Building.
5

The right at all reasonable times and upon reasonable prior notice (except in the case of emergency) to enter other parts of the Building for the purposes of carrying out any works required to comply with the covenants and conditions of the Tenant herein contained and where such works cannot otherwise conveniently be carried out without such entry the Tenant in the exercise of such right causing as little inconvenience and interference as is reasonably practicable in the circumstances to the Landlord or other occupier of the part of the Building so entered and its trade or business carried on therein and making good to the reasonable satisfaction of the Landlord or the other occupier (as the case may be) any physical damage thereby caused.

6

The right for the Tenant and any other lawful occupier of the Premises to display its name (in the Landlord's house style) on the sign board provided by the Landlord for that purpose in the main reception area of the Building subject to the Landlord's prior approval (such approval not to be unreasonably withheld or delayed) as to the size and design of the signage concerned and its location).

7

The exclusive right for the Tenant and any lawful occupier of the Premises only at all times to use 54 bicycle parking spaces in the area shown shaded red on Plan 6 and 54 lockers in the area shown shaded red on Plan 6 (the Landlord having the right at any time and from time to time on not less than 14 days' notice to nominate an alternative space or spaces within the Building provided such nomination is agreed by the Tenant (such agreement not to be unreasonably withheld or delayed)) provided that the Landlord shall be entitled to temporarily suspend all or any such rights after prior consultation with the Tenant as to timing and duration of the proposed works (save in the case of an emergency) and having proper regard to the Tenant's representations in relation thereto for the purpose of carrying out works of repair and maintenance to the parts of the Building in which the relevant spaces are located where it would not be practical to carry out the relevant works without such suspension and the Landlord shall use reasonable endeavours to keep any such period of suspension to the minimum reasonably practicable.

8	The right in common with other occupiers of the Building to use the showers in Level -1 of the Building as are from time to time provided.
9

Subject to the Landlord's entitlement to access and remain on the Roof Terrace in connection with any of the purposes listed in paragraph 2 of Part II of the Second Schedule the right for the Tenant in common with other occupiers of the Building to access onto the Roof Terrace for uses ancillary to the Tenant's use of the Premises and which are consistent with a high class office building provided that the Tenant shall obtain the Landlord's prior approval to any furniture or other item to be placed on the Roof Terrace (such approval not to be unreasonably withheld or delayed).

10

Subject to the Landlord's entitlement to access and remain on the Fifth Floor Terraces in connection with any of the purposes listed in paragraph 2 of Part II of the Second Schedule the right for the Tenant to access onto the Fifth Floor Terraces for uses ancillary to the Tenant's use of the Premises and which are consistent with a high class office building provided that the Tenant shall obtain the Landlord's prior approval to any furniture or other item to be placed on the Fifth Floor Terraces (such approval not to be unreasonably withheld or delayed).

11

The right in common with other occupiers of the Building to install in part or parts of the areas shown coloured red and blue on Plan 7 (being tenant roof plant space) from time to time (subject to obtaining consent from the Landlord (such consent not to be unreasonably withheld or delayed) by deed and containing covenants of the type referred to in the provisos at the end of clause 3.31 to such installation and subject to the Tenant obtaining all necessary consents and approvals) plant, machinery, satellite dishes aerials and  equipment (including air conditioning equipment) together with the right to install and lay associated cabling and other service media (with any ancillary plant and equipment) in under over and through the Building for connection to the

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Premises and to use the same provided that the Landlord will manage the allocation of the tenant roof plant space with due regard to the requirements of all tenants in the Building and taking the following into account:

(a)

where reasonably possible plant areas will be separate for each tenant and will take into account the riser allocation strategy (being the proviso to paragraph 12 below) and the location of the tenant's facilities requiring connection to those plant areas;

(b)	the tenant plant space available for allocation will exclude the plant space set aside for tenant's generators;
(c)

the Landlord reserves the right to run cables/pipes and other service media over under or along such areas provided that these shall not materially adversely affect the Tenant's use of the same and that the Landlord obtains the Tenant's prior written consent (such consent not to be unreasonably withheld or delayed) to the location of such cables/pipes and other service media;

(d)	the proportion that the Net Internal Area of the Premises bears to the Net Internal Area of all of the offices within the Building let or intended to be let.
12

The right to use a fair and reasonable proportion of the riser space and telecoms intake room or rooms allocated to tenants for their use within the Building based on the proportion that the Net Internal Area of the Premises bears to the total Net Internal Area of all offices within the Building for the purpose of running Service Conduits and Appliances exclusively serving the Premises provided that the installation of such cabling shall be subject to the Landlord's prior written consent such consent not to be unreasonably withheld or delayed and provisos (a) to (d) at the end of clause 3.31 shall apply to such installation and consent Provided that the Landlord will manage the allocation of the riser space for the purposes of the use of and connections to the Service Conduits and Appliances the Landlord's Services Equipment and such telecoms intake room or rooms on the following basis:

(a)

space shall be allocated between each of the tenants (and undertenants shall be not be taken into account for these purposes) in the same proportion as the Net Internal Area they occupy bears to the total Net Internal Area of the Building;

(b)	where reasonably possible separate risers will be allocated to each tenant and will take into account the location of the premises demised to the tenant;
(c)

where reasonably possible the allocation of riser space to be used for IT purposes shall be on the basis of separate cages within the risers provided that the Tenant will reimburse the Landlord for the reasonable cost of such cages;

(d)

the Landlord reserves the right to run cables/pipes and other service media through such risers provided that these shall not materially adversely affect the Tenant's use of the same and that the Landlord obtains the Tenant's prior written consent (such consent not to be unreasonably withheld or delayed) to the location of such cables/pipes and other service media.

Wayleaves

13

The Landlord acknowledges that the Tenant may wish to enter into wayleaves for cabling from external third parties for connection through the Estate and the Building into the Premises and confirms that:

(a)	it will consent to any such wayleave without payment of a premium for such wayleaves;
(b)	it will not unreasonably withhold or delay its consent to the entering into of any such wayleave in a form reasonably approved by the Landlord.

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Staircase Rights

14

For such duration as the internal staircases connecting the fourth and fifth floors exist the right to pass and repass through the airspace of the slabs separating the fourth and fifth floors for the purposes of utilising such connecting staircase.

Part II
Rights excepted and reserved

1

The passage and use of all such Service Conduits and Appliances (if any) as now pass or run into through along under or over the Premises and which are designed to be used for the benefit of the remainder of the Building.

2

The right for the Landlord and all authorised persons at all reasonable times upon not less than 24 hours' prior notice (except in case of emergency) to enter the Premises and to enter and remain on the Roof Terrace and/or the Fifth Floor Terraces for the purposes of carrying out the Services and for all or any of the following purposes:

(a)	inspecting the Premises and the state and condition thereof;
(b)	survey measurement or valuation of the Premises;
(c)	reading electricity, water and other check meters or sub-meters installed within the Premises;
(d)	preparation of a schedule of fixtures and fittings in or about the Premises;
(e)	remedying any breach of covenant by the Tenant after failure by the Tenant so to do in accordance with the provisions of clause 3.18;
(f)	access to or egress from any of the plant rooms or Service Conduits and Appliances included within the Premises or accessed from the Premises;
(g)	access to or egress from the Fifth Floor Terraces;
(h)

to comply with obligations owed by the Landlord (or any developer) to third parties or with the covenants on the part of the Landlord (or any developer) contained in this Lease or contained in the Agreement for Lease;

(i)	maintaining, amending, renewing, cleaning, repairing or rebuilding any adjoining premises in so far as such works cannot be carried out without entering upon the Premises;
(j)	to prepare any Energy Performance Certificate for the Premises or the Building;
(k)	in connection with the provision of Services,

PROVIDED ALWAYS THAT the Landlord or other person exercising such rights shall cause as little interference and inconvenience as reasonably practicable to the Tenant or other occupier of the Premises and its or their trade or business carried on therein and as soon as reasonably practicable make good to the reasonable satisfaction of the Tenant any damage thereby caused to the Premises and the Tenant's fixtures and fittings and stock and PROVIDED FURTHER THAT the Landlord or other person exercising such rights complies with the reasonable security requirements of the Tenant or other occupier and where requisite the Landlord or other person exercising such rights shall only exercise such rights while accompanied by a representative of the Tenant or occupier of the relevant part of the Premises PROVIDED THAT such a representative shall be made available at reasonable times on reasonable request by the Landlord and if such a representative is not made available after a reasonable period after such request (or in the case of emergency) entry may be made without such a representative.

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3

All rights of light air and other easements and rights (but without prejudice to any expressly granted to the Tenant by this Lease (if any)) now or hereafter belonging to or enjoyed by the premises from or over any adjoining neighbouring or contiguous land or building.

4

The right to build or rebuild or alter or carry our any development or works to any adjoining neighbouring or contiguous land or building in any manner whatsoever (and to authorise any adjoining owner or occupier to do the same) and to let or authorise the letting of the same for any purpose or otherwise deal therewith notwithstanding that the light or air to the Premises is in any such case thereby diminished or any other liberty, easement, right or advantage belonging to the Tenant is thereby diminished or prejudicially affected and so that any access of light and air now or at any time enjoyed by the Premises shall be deemed to be by consent or agreement in writing for that purpose within the meaning of Section 3 of the Prescription Act 1832 so that the enjoyment thereof shall not prevent such building, rebuilding, alteration, development, works, letting or dealing as aforesaid and the Tenant shall permit such matters without interference or objection PROVIDED THAT the rights reserved by this paragraph 4 shall not be exercised so as to prejudice the rights expressly granted to the Tenant under this Lease.

5

The right to support and shelter and all other easements and rights now and hereafter belonging to or enjoyed by all adjoining, neighbouring or contiguous land or buildings an interest wherein possession or reversion is at any time vested in the Landlord.

6

The right to build on or into any boundary or party wall of the Premises provided always that the Landlord or the person exercising this right shall make good any damage thereby caused to the Premises and the Tenant's fixtures fittings and stock to the reasonable satisfaction of the Tenant.

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Third Schedule

Review of Principal Rent

1	In this Schedule:

relevant Review Date	means 4 March 2024 and each fifth anniversary thereafter and any other date that becomes a Review Date pursuant to paragraph 8
Completed Premises	means the Premises on the assumption that:

(a)           the Landlord has completed the Premises at its own cost to the specification and standard described in the section of the Specification entitled "Category A Specification" and in compliance with every applicable  Act;

(b)           the Tenant has removed all fitting out works carried out by the Tenant or any permitted occupier and made good all damage so caused by such removal so that the Premises are at the relevant Review Date in the same specification as in (a) above and in compliance with statutory requirements;

(c) if the Premises or the means of access thereto have been destroyed or damaged they have been completely rebuilt or reinstated and fully restored
Open Market Rent

means the yearly rent which would reasonably be expected to become payable in respect of the Completed Premises after the expiry of a rent free period of such length as would be negotiated in the open market between a willing lessor and a willing lessee for the time required for fitting out the Completed Premises on the assumption that such rent free period has expired prior to the relevant Review Date upon a letting of the Completed Premises as a whole by a willing lessor to a willing lessee in the open market at the relevant Review Date for a term of 10 years commencing on the relevant Review Date in every case with rent reviews on each fifth anniversary of term commencement and with vacant possession without a fine or premium and for the use or uses permitted under this Lease but otherwise upon the terms of this Lease (other than (i) the length of the Contractual Term and (ii) the amount of the rent hereby reserved (but including the provisions for review of the Principal Rent)) and where at the relevant Review Date the Tenant has in fact the benefit of the Reception Side Letter and the Western Terrace Side Letter, the hypothetical tenant of this Lease shall be assumed also to have the benefit of the Reception Side Letter and the Western Terrace Side Letter, such benefit to be assumed to be shared on the same basis the benefit is in fact shared with other occupiers by the Tenant on the relevant Review Date, assuming whether or not it be the case:

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(a)           that all the Landlord's and Tenant's covenants and obligations in this Lease have been fully complied with (provided that in the case of the Landlord the Landlord is at the relevant Review Date using all reasonable endeavours to remedy any subsisting breach which the Tenant notified the Landlord in writing as subsisting a reasonable period before the relevant Review Date); and

(b) that the Completed Premises are available and suitable for immediate occupation and use for fitting out as offices, but disregarding:
(c) any goodwill attached to the Premises by reason of the carrying on thereat by the Tenant or by any person deriving title or any right to occupy through or under the Tenant of any business;

(d)           any effect on rent of any alteration or improvement to the Premises made by the Tenant or any person deriving title or any right to occupy through or under the Tenant or their respective predecessors in title before or after the grant of this Lease other than an alteration or improvement carried out to the Completed Premises pursuant to an obligation to the Landlord which shall include any alteration or improvement carried out as a consequence of a statutory obligation;

(e)           any effect on rent of the fact that the Tenant or any person deriving title or any right to occupy through or under the Tenant or their respective predecessors in title may have been in occupation of the Premises or other premises in the Building or on the Estate, but so that it will be assumed that such other premises in the Building are fully let at the relevant Review Date;

(f)           any effect on rent of any works to or alterations to the Premises carried out by the Tenant or any person deriving title or any right to occupy through or under the Tenant or their respective predecessors in title which reduce their rental value; and

(g) the provisions of clause 8
Reception Side Letter

means the side letter granting Mimecast Services Limited exclusive use of a reception desk or reception point in the Building on the terms set out therein, the form of which is attached at Appendix E to this Lease

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Surveyor

means an independent chartered surveyor agreed upon by the Landlord and the Tenant (both acting reasonably) or in default of agreement appointed by the President in accordance with paragraph 3 of this Schedule

Western Terrace Side Letter	means the side letter granting Mimecast Services Limited exclusive use of the Western Roof Terrace on the terms set out therein, the form of which is attached at Appendix F to this Lease
agree or agreed	means agree or agreed in writing between the Landlord and the Tenant.
2

From each Review Date the Principal Rent shall be such as may at any time be agreed between the Landlord and the Tenant as the Principal Rent payable from that Review Date or (in default of such agreement) whichever is the greater of:

(a)	the Open Market Rent; and
(b)	the Principal Rent contractually payable immediately before that Review Date (ignoring any rent abatement under clause 5.4).
3

If by a date three months before the relevant Review Date the rent payable from that Review Date has not been agreed the Landlord and the Tenant may agree upon a person to act as the Surveyor who shall determine the Open Market Rent but in default of such agreement then either the Landlord or the Tenant may at any time make application to the President to appoint a surveyor to determine the Open Market Rent and every application shall request that the Surveyor to be appointed shall if practicable be a specialist experienced in the letting or rental valuation of office premises in the area in which the Premises are situate.

4	Unless the Landlord and the Tenant otherwise agree the Surveyor shall act as an arbitrator in accordance with the Arbitration Act 1996.
5

If the Surveyor whether appointed as arbitrator or expert refuses to act or is or becomes incapable of acting or dies the Landlord or the Tenant may apply to the President for the further appointment of a surveyor.

6

If the Surveyor is appointed as an expert he shall be required to give notice to the Landlord and the Tenant inviting each of them to submit to him within such time as he shall stipulate a proposal for the Open Market Rent supported (if so desired by either of the parties) by any or all of:

(a)	a statement of reasons;
(b)	a professional rental valuation or report; and
(c)	submissions in respect of each others' statement of reasons,

but notwithstanding the foregoing the Surveyor shall determine the Open Market Rent in accordance with his own judgement but shall issue the determination with a statement of reasons.

7

If by a Review Date the Principal Rent payable from the Review Date has not been ascertained pursuant to this Third Schedule the Tenant shall continue to pay the Principal Rent at the rate payable hereunder immediately before that Review Date and on the quarter day next after such ascertainment the Tenant shall pay to the Landlord the difference between the Principal Rent paid and the Principal Rent so ascertained for the period from the Review Date and ending on the said quarter day together with interest on such difference for such period at the Prescribed Rate (calculated by reference to such difference or the relevant parts thereof from the date or the

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respective dates on which the same would have become due had the Principal Rent payable from the relevant Review Date been ascertained by such Review Date).
8

If at any Review Date there is by virtue of any Act a restriction which operates to restrict the Landlord's right to review the Principal Rent or if at any time there is by virtue of any Act a restriction which operates to restrict the right of the Landlord to recover an increase in the Principal Rent otherwise payable then upon the ending removal or modification of such restriction the Landlord may at any time within three months thereafter give to the Tenant not less than one month's notice requiring an alternative rent review upon the succeeding quarter day which quarter day shall for the purposes of this Schedule be a Review Date.

9

A memorandum of the Principal Rent ascertained from time to time in accordance with this Schedule shall be endorsed on this Lease and the counterpart thereof by way of evidence only and signed by or on behalf of the Tenant and the Landlord respectively.

10	In this Schedule time shall not be of the essence in agreeing or determining the Open Market Rent nor appointing the Surveyor.

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Fourth Schedule

Matters to which the demise is subject

The entries on the registers of title number NGL770398 dated 6 October 2017 and timed at 12:10:07.

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Fifth Schedule

The Service Charge

1	In this Schedule:

Accounting Period	means 1 April in each year to (and including) 31 March in the following year or such other period being a whole year as shall be notified by the Landlord to the Tenant in writing
Base Figure

means the figure being the amount of the all items index figure of the RPI published for the month falling three months preceding the commencement of the Accounting Period in the year of grant of this Lease

Base Service Charge Cap	means the sum of four hundred and thirteen thousand six hundred and twenty eight pounds (£413,628) (exclusive of VAT)
Building Services Cost

means all proper expenditure incurred by or on behalf of the Landlord on the provision of the Building Services for an Accounting Period and on all related costs specified in Part 1 of the Sixth Schedule, excluding any Outside Normal Business Hours Charge

Capped Element

means a proportion of the Building Service Cost for that Accounting Period which the Landlord reasonably determines is fairly and reasonably attributable to the Premises (from which, for the purposes of this definition only, Utility Costs, Energy Levy and Services specifically requested by the Tenant shall be excluded)

Capped Period	means the term of this Lease
Estate Services Cost

means all proper expenditure incurred by or on behalf of the Landlord on the provision of the Estate Services for an Accounting Period and on all related costs specified in Part 2 of the Sixth Schedule, excluding any Outside Normal Business Hours Charge

Incidental Services	means the reasonable costs and expenses reasonably and properly incurred by the Landlord or with the Landlord's authority in connection with the Services as set out in Part III of the Sixth Schedule
Incidental Service Costs	means all proper expenditure incurred by or on behalf of the Landlord on the provision of Incidental Services
Index Figure

means the figure being the amount of the all items index figure of the RPI published for the month falling three months prior to the expiry of the Accounting Period in respect of which the calculation is being made

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Interim Sum

means a yearly sum assessed by the Landlord or the Landlord's Surveyor (acting reasonably) on account of the Service Charge for each Accounting Period being a fair and reasonable estimate of the Service Charge payable by the Tenant in respect of that Accounting Period

RPI	means the Retail Prices Index (all items) published monthly in the United Kingdom by the Office for National Statistics or any official publication substituted for it
Service Charge

means for any Accounting Period:

(a)           the Capped Element

(b)           a fair and reasonable proportion of the Estate Service Cost for that Accounting Period which the Landlord reasonably determines is fairly and reasonably attributable to the Premises

(c)           a fair and reasonable proportion of the Utility Costs for that Accounting Period as reasonably determined by the Landlord

(d)           a proportion of the Incidental Service Cost for that Accounting Period which the Landlord reasonably determines is fairly and reasonably attributable to the Premises

(e)           (to the extent the Tenant does not pay it directly to the relevant supplier) the total cost of all utilities separately metered and exclusively supplied to the Premises

PROVIDED ALWAYS THAT all interest earned on all Interim Sums and any other service charge monies held by the Landlord whether in anticipation of future expenditure or otherwise shall be credited against Service Costs

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Service Charge Cap

means the following amounts (exclusive of VAT):

(a)           in relation to the first Service Period, or proportionately for the relevant part of the first Accounting Period, the Base Service Charge Cap;

(b)           in relation to the second and all subsequent Accounting Periods the higher of:

i.     the Service Charge Cap for the preceding Accounting Period; and

ii.     an amount calculated in accordance with the following formula:

SRC       x              Index Figure;

Base Figure

where SRC is the amount of the Service Charge Cap for the preceding Service Period; and

Service Charge Certificate	means a certificate showing the Service Cost and Service Charge for each Accounting Period served pursuant to paragraph 8 of this Schedule
Service Charge Code	The RICS Service Charges in Commercial Property ‑ a Code of Practice – 3rd Edition - which is effective from 4 February 2014 but not as updated or replaced from time to time thereafter
Service Cost	means the total sum calculated in accordance with paragraph 2 of this Schedule.
Utility Costs	means together the cost of the supply of electricity and gas: (a) for the provision of the Services; and (b) to the whole or any part of the Common Facilities.
2

The Service Cost shall be the total of the aggregate of the reasonable and proper costs reasonably and properly incurred by the Landlord in any Accounting Period in carrying out or procuring the carrying out of the Services and providing each item of the Services including (without prejudice to the generality of the foregoing) the Incidental Services but excluding for the avoidance of doubt any costs attributable to the provision of any of the Services outside Normal Business Hours at the specific request of the Tenant or any other tenant or tenants of the Building.

3	The Capped Element of the Service Charge shall not exceed the Service Charge Cap for the Capped Period.
4

If at any time and from time to time the method or basis of calculating or ascertaining the cost of any item of the Services shall alter or the basis of calculating or ascertaining the Service Charge in relation to any item of the Services shall change and in the reasonable opinion of the Landlord or the Landlord's Surveyor such alteration or change shall require alteration or variation of the calculation of the Service Charge in order to achieve a fairer and better apportionment of the Service Cost amongst the tenants of the Building then and in each and every such case the Landlord shall have the right to vary and amend the Service Charge and to make appropriate adjustments thereto.

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5	The Tenant shall pay to the Landlord the Interim Sum without deduction by equal quarterly instalments in advance on the usual quarter days.
6

Before the commencement of every Accounting Period the Landlord shall serve or cause to be served on the Tenant written notice of the Interim Sum for the relevant Accounting Period Provided that without prejudice to the provisions of paragraphs 11 and 12 of this Schedule if the written notice aforesaid shall be served after the first occurring quarter day in the relevant Accounting Period the Tenant shall until service of the written notice aforesaid make payments on account of the Interim Sum for the relevant Accounting Period on the days and in the manner provided by paragraph 5 of this Schedule at an annual rate equal to the Interim Sum for the immediately preceding Accounting Period.

7

In the event that the Landlord shall not have served written notice of the Interim Sum for any Accounting Period before any quarterly instalments of the Interim Sum becomes due the Tenant shall within 21 days of the service of such notice pay to the Landlord an amount equal to the difference between instalments of the Interim Sum due on the date of service of such notice and the amount paid by the Tenant on account of the Interim Sum pursuant to paragraph 6 of this Schedule.

8

As soon as practicable after the expiry of every Accounting Period (and in any event no later than the expiry of three months after the expiry of the relevant Accounting Period) the Landlord shall serve or cause to be served a Service Charge Certificate on the Tenant for the relevant Accounting Period.

9

A Service Charge Certificate shall contain a detailed summary of the Service Cost in respect of the Accounting Period to which it relates together with the relevant calculations showing the Service Charge which shall be binding upon the Landlord and the Tenant (save in the case of manifest error).

10

The Tenant may request the Landlord to provide or at the Landlord's option make available for inspection further details of the breakdown of the expenditure under a Service Charge Certificate or any particular item or items shown in a Service Charge Certificate by giving notice thereof in writing to the Landlord within three months of the date of service on the Tenant of the relevant Service Charge Certificate and upon receipt of such a notice the Landlord shall furnish to the Tenant or at the Landlord's option make available for inspection and afford to the Tenant all reasonable facilities to enable the Tenant to make copies of full details of such expenditure and other service charge information and documentation as may be reasonably required as soon as reasonably practicable and in any event within 28 days of each and every request PROVIDED ALWAYS that notwithstanding the giving of any such notice the Tenant shall nevertheless pay all Interim Sums and Service Charges as and when they fall due or as may be underpaid from time to time.

11

Within 21 days after the service on the Tenant of a Service Charge Certificate showing that the Service Charge for any Accounting Period exceeds the Interim Sum for that Accounting Period the Tenant shall pay to the Landlord or as it shall direct a sum equal to the amount by which the Service Charge exceeds the Interim Sum provided that and the Tenant hereby acknowledges that if there shall be any such excess in respect of the Accounting Period the amount of such excess shall be a debt due from the Tenant to the Landlord notwithstanding that the Contractual Term may have expired or been determined before the service by or on behalf of the Landlord of the relevant Service Charge Certificate.

12

If in any Accounting Period the Service Charge is less than the Interim Sum for that Accounting Period a sum equal to the amount by which the Interim Sum exceeds the Service Charge shall be accumulated by the Landlord and shall be applied in or towards the Service Charge for the next following Accounting Period and following the last year of this Lease howsoever determined any

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excess shall be repaid to the Tenant within 28 days of the date of service on the Tenant of the Service Charge Certificate for such Accounting Period.
13

The Landlord and Tenant agree that should the Termination of the Tenancy occur during any Accounting Period then the Tenant's liability in respect of the Service Charge shall be apportioned on a daily basis up to the date of Termination of the Tenancy but that the Tenant shall have no liability in respect of the Service Charge for any period after the Termination of the Tenancy but this paragraph shall be without prejudice to any balancing payments to be made pursuant to paragraphs 11 or 12 of this Schedule.

14	The Landlord will in the provision and management of the Services have due and proper regard to and shall use reasonable endeavours to comply with the Service Charge Code.
15	The Landlord shall not be entitled to require any payment from the Tenant towards the establishment or maintenance of any sinking or reserve fund in respect of the Service Cost.
16	CHANGES TO THE RPI
16.1

In the event of any change after the date of this Lease in the reference base used to compile the RPI the all items index figure taken to be shown in the RPI after the change shall (where possible) be the all items index figure which would have been shown in the RPI if the reference base current at the date of this lease had been retained.

16.2

If the Landlord reasonably believes that any change referred to in paragraph 16.1 above would fundamentally alter the calculation of the Service Charge Cap or in the event of it becoming impossible or impracticable, by reason of any change after the date of this lease in the methods used to compile the RPI or for any other reason whatsoever, to calculate the Service Charge Cap there shall be substituted such other provisions for calculating the Service Charge Cap as shall be agreed between the Landlord and the Tenant or, in default of agreement, as may be determined pursuant to paragraph 17 below.

17	DISPUTES
17.1

If any dispute or question arises between the Landlord and the Tenant as to the calculation of the Service Charge Cap or as to the interpretation, application or effect of any of the provisions of paragraph 16 then the matter in question may (without prejudicing the parties' ability to agree it at any time) be referred for determination by an independent person (the "Expert") who is to be appointed (in default of agreement) on the application of either party by the President for the time being of either (taking into account the nature of the matter in dispute) the Royal Institution of Chartered Surveyors or the Institute of Actuaries and in respect of any Expert appointed to act under this paragraph 17:

17.2	he shall:
(a)	act as an expert and not as an arbitrator;
(b)	allow the Landlord and the Tenant to make written representations and cross-representations concerning the Service Charge Cap (or other matter in dispute) within such time limits as he may prescribe;
(c)	seek appropriate professional advice on any relevant matter beyond his professional expertise; and
(d)	make a reasoned determination which shall be final and binding between the parties unless it contains a manifest error;

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17.3

he shall have full power to determine the dispute or matter in question including (without limitation) substituting an alternative index for the RPI that most closely resembles it (but having regard to paragraph 16;

17.4	his fees and the cost of his nomination shall be paid as he may determine or, otherwise, equally by the Landlord and the Tenant; and
17.5	if he refuses to act, or is or becomes incapable of acting or dies, the Landlord or the Tenant may apply for the appointment of another Expert.

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Sixth Schedule

Part I
Building Services

1

The maintenance, repair, decoration and inspection and when reasonably necessary (where in the reasonable opinion of the Landlord the item is beyond economic repair) the renewal of the Building and each and every part thereof (including the glass in the outside walls of the Building in any atria in the Building and in the Common Facilities) excepting:

(a)	the Premises; and
(b)	other premises within the Building as are from time to time let or intended to be let.
2

The operation, maintenance, repair, inspection and cleansing and when reasonably necessary (where in the reasonable opinion of the Landlord the item is beyond economic repair) the renewal of any roof terrace and the Common Facilities including (without prejudice to the generality of the foregoing) the lifts and escalators within and forming part of the Building, the Service Conduits and Appliances, water treatment systems, sanitary apparatus, pneumatics, vehicle turntables, electrically/mechanically operated barrier gates, computer monitoring system, closed circuit television, surveillance system, control security system and indicator installation, refuse compactors and all other mechanical and electrical systems and all plant, machinery and equipment associated therewith (except Landlord's Services Equipment) within the Building.

3	The:
(a)

operation, maintenance, repair, inspection and cleansing and when reasonably necessary (where in the reasonable opinion of the Landlord the item is beyond economic repair) the renewal and replacement of the Standby Generators and the Landlord's Services Equipment (excluding such parts as are within the Premises or any other parts of the Building let or intended to be let by the Landlord and respectively serve the Premises or such other parts of the Building let or intended to be let by the Landlord exclusively) and provision of heating, cooling and ventilation to all parts of the Building;

(b)	external cleaning of the Building; and
(c)	external and internal cleaning of the Common Facilities,

in all such cases as often as in the Landlord's reasonable opinion may be requisite and such maintenance shall include the preparation, cleaning, decoration, repointing, painting, graining, varnishing, papering, polishing and other treatment or replacement of finishes (walls, floors and ceilings) with good quality materials of their several kinds and in a suitable manner for maintenance in good condition as may be appropriate for the particular external or internal finishes.

4

The provision (but not the initial capital cost of the provision of equipment) and maintenance of security services (including (without prejudice to the generality of the foregoing)  24 hour security guards in respect of the Common Facilities and electronic surveillance systems as the Landlord shall reasonably deem necessary).

5	The lighting (including the maintenance, repair and for the purposes of repair the proper replacement of the lighting equipment and fittings) of any atria in the Building and the Common Facilities.
6	The disposal of refuse from the Building including the collection and compaction thereof and the provision of receptacles and plant and equipment in connection therewith.

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7

The cleaning of the outside of all exterior windows of the Building and all atria glazing (other than such as is the responsibility of any tenant of the Building) and glazing in the Common Facilities as often as may be requisite and the maintenance cleansing, repair, inspection and (where in the reasonable opinion of the Landlord the item is beyond economic repair), renewal of all window cleaning cradles, carriages and runways.

8

The provision (but not the initial capital cost of providing the same), cultivation, maintenance and replacement of plants and other decorative landscaping on the exterior of the Building in the Common Facilities and in any atria in the Building.

9	The continuous provision of hot water (in compliance with statutory requirements as to minimum temperatures) and cold water to each level of the Building.
10

The provision of a caretaker, engineers, building technicians, receptionist and such other staff as the Landlord may deem reasonably and properly necessary for the good management and security of the Building in accordance with principles of good estate management with on-site security and reception services for the Building to be provided on a 24/7 basis.

11

The reasonable cost of making good any damage occasioned to the Premises or any other premises in the Building let to tenants of the Building as an unavoidable result of carrying out any of the Services.

12

The expenses reasonably and properly incurred by the Landlord in respect of any repairing, rebuilding and re-cleansing any party walls, fences, sewers, drains, channels, sanitary apparatus, pipes, wires, passageways, stairways, entrance ways, roads, pavements and other things the use of which is or is capable of being common to the Building and any other property.

13	The installation and (where appropriate) replacement or updating of separate sub-metering of utilities used in the Common Facilities and the Premises.
14

The provision of all such other services and facilities for the benefit of the Building and the tenants and occupiers of the Building generally as the Landlord shall from time to time reasonably consider to be necessary or expedient in accordance with good principles of estate management prevailing from time to time.

Part II
Estate Services

1

The provision of security services, personnel, plant and equipment (including security gates and barriers) and traffic control systems for the purpose of monitoring, supervising and controlling the Estate and persons present on the Estate (whether with or without vehicles).

2

The maintenance, repair, renewal, replacement, resurfacing, cleansing and keeping open and free from obstructions and detritus all accessways, areas, surfaces and paving (including roadways, footways, ramps, turntables, car parking areas and loading bays) laid out on the Estate from time to time and available for passage, access and parking.

3	The taking of all appropriate steps to clean and maintain on a regular basis the Estate.
4	The provision and operation of means of collection, storage, compaction and disposal of refuse and rubbish (including litter and pest control) arising or occurring on the Estate.
5

The provision of suitable landscaping and planting and to keep such parts of the Estate as are laid out with landscaping and planting from time to time in good order and condition and properly tended, maintained, cultivated and planted including where appropriate or necessary replanting.

6	The maintenance and keeping in good repair and working condition efficient fire and smoke detection, fire preventative and firefighting equipment for the Estate (including sprinklers, hydrants,

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hosereels, extinguishers, fire alarms, fire escapes and fire escape routes and general means of escape) all in compliance with statutory requirements the requirements of the Chief Fire Officer and any other competent statutory or other authorities underwriters and insurers.

7	The effecting, maintaining and renewing of:
(a)

such insurance on such terms and in such amount as shall be reasonably determined by the Landlord against any liabilities which the Landlord or any of the owners of other buildings on the Estate may incur to third parties on account of the condition of the Estate or any part thereof; and

(b)	such other insurance in connection with the Estate as the Landlord may reasonably determine.
8

The provision of any water, fuel, oil, gas, electricity and other energy supplies as may be required for use in running or operating any of the Services to the Estate except such as are for the exclusive use of a particular tenant or tenants including (if the Landlord reasonably considers it necessary or appropriate) standby power generators and plant.

9	The inspection and maintenance of the Estate.
10

The lighting to an adequate and sufficient standard throughout such periods of the day and night as may be requisite all parts of the Estate to which access is available in fact or by right and the heating, cooling and ventilation as necessary of the underground parts of the Estate.

11

As often as may be necessary the erection, placing, renewal and replacement in suitable locations on the Estate such direction signs, notices, artwork, sculptures, seats/benches, public toilets and other fixtures, fittings and chattels as are in the interests of good estate management appropriate for the enjoyment or better enjoyment of those parts of the Estate to which the public have access in common with the owners of the buildings on the Estate or persons authorised by them provided that no addition will be made which would result in a material adverse change to the nature or quality of the Estate.

12

The maintenance, repair and renewal of such special highway finishes on land immediately adjacent to the Estate or any part thereof as exist at the date hereof until such time as such land and finishes are dedicated to the relevant highway authority and the highway authority assumes responsibility for the maintenance of the same.

13	The installation, cleaning maintenance, repair, insurance, reinstatement and renewal of any canopies that may exist from time to time over any part of the Estate.
14

The provision of other services and benefits which the Landlord properly considers to be in the interest of good estate management generally for the Estate as a whole including without prejudice to the generality of the foregoing holding private functions and entertainments and/or events for general or public benefit.

15

Making (and as appropriate from time to time replacing) and enforcing reasonable regulations for the management operation and control of the Estate as a whole and entering into agreements deeds or other arrangements with tenants or users of the Estate or any part or parts thereof and adjoining or neighbouring owners for the purpose of performing any of the Services.

Any reference in Part II of this Schedule to renewal includes renewal, in accordance with the principles of good estate management, of the relevant part of the Estate which is beyond its natural life or deemed by the Landlord (acting reasonably) to be of insufficient quality to maintain standards in keeping with the remainder of the Estate, even though such item is not malfunctioning or in a state of disrepair.

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Part III
Incidental costs and expenses to be included in the Service Cost

1	The proper cost of fuel, oil, gas and electricity or other energy supplies or power sources from time to time used in running or operating any of the Services.
2

All existing and future rates, taxes, assessments, charges and outgoings of whatsoever nature payable in respect of the Building or any part thereof (including general and water rates and in respect of the Common Facilities and Communal Areas) other than:

(a)	rates and other outgoings payable in respect of:
(i)	the Premises; and/or
(ii)	other premises within the Building as are from time to time let or intended to be let but not then let;
(b)	any tax payable or assessed as a result of any dealing with (including any actual or deemed disposal of) any reversion immediately or mediately expectant on this Lease; and/or
(c)	any tax payable or assessed in respect of the Rents or other payments reserved or payable hereunder; and/or
(d)	any future property ownership tax or assessment in respect of any reversionary interest in the Premises; and/or
(e)	any tax payable or assessed on the Landlord in respect of or arising out of or relating to the grant of this Lease.
3	All reasonable and proper costs, fees, expenses and other outgoings incurred in connection with:
(a)

the employment or engagement of such independent contractors, agents, consultants, professional advisers or other personnel as are reasonably necessary in connection with the provision or carrying out of the Services;

(b)

the salaries, wages, pensions and pension contributions and other emoluments and statutory employer's contributions or levies of all persons properly employed in connection with the provision or carrying out of the Services;

(c)

the provision of any necessary uniforms, protective or specialist clothing, tools, appliances, plant, equipment and materials as may be necessary or desirable for use in connection with the provision or carrying out of the Services.

4

The reasonable and proper fees and disbursements of managing agents engaged by the Landlord in connection with the provision or carrying out of the Services which shall be in line with market rates for a central London office building.

5

All reasonable fees and costs properly incurred in respect of keeping full and proper records and accounts of the Services and Service Cost and the preparation of all necessary accounts statements and certificates in relation to the recovery of the Service Cost from tenants of the Building.

6

Reasonable bank charges and interest on overdrawings for discharging items of Service Cost and the collection of the Service Charges after giving credit for any interest earned thereon in respect of the same Accounting Period.

7

Rent rates and all other outgoings in respect of accommodation properly incurred for use or occupation by the Landlord its agents, servants, employees, workmen or other persons employed directly in connection with the provisions and carrying out of the Services PROVIDED THAT:

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(a)

where such accommodation is within the Building or on other premises owned by the Landlord and no rent is paid to the Landlord the Landlord shall be entitled to include in the Service Cost an amount equal to market rent of such accommodation as properly and reasonably determined annually by the Landlord's Surveyor; and

(b)	where such accommodation is not used exclusively for the provision and carrying out of the Services a fair and reasonable proportion of such rent or deemed rent shall be allocated to the Service Cost.
8

All proper and reasonable legal and other professional fees and disbursements properly incurred by the Landlord in connection with the enforcement of any contract or agreement entered into by or on behalf of the Landlord with any third party in connection with the provision or carrying out of the Services.

9	The reasonable and proper cost of any maintenance or service agreements or insurance contracts in respect of any of the plant, equipment, services or facilities used in connection with the Services.
10	The supply of requisites to the lavatories comprised in the Common Facilities and such other facilities in the Common Facilities.
11	The reasonable and proper cost of taking steps to comply with or making representations concerning the requirements of any statutes, by-laws and other regulations affecting the Building.
12	The payment of all VAT properly payable on any item of expenditure in connection with the provision or carrying out of the Services to the extent that it is not otherwise recoverable by the Landlord.
13	The cost of making up any amount properly deducted by the insurers pursuant to any excess provisions contained in any insurance policy of the Building.
14

Any other proper and reasonable expense properly incurred by the Landlord or its managing agents or other provider of the Services attributable to the provision supervision and management of the Services or the improvement from time to time of the standard thereof as shall be reasonably considered advisable or necessary not otherwise specifically mentioned in the Schedule.

15

A fair and reasonable proportion of the Energy Levy which is attributable on a fair and reasonable basis to the Common Facilities which proportion shall be based on a comparison of the energy supplied to the Common Facilities with the energy supplied to the Building

PROVIDED ALWAYS that:

(a)

where in this Schedule there are references to matters or things which are then stated to include certain particular matters or things which are not also stated to be without prejudice to the generality of the wording preceding it nevertheless the reference to the particular matters or things shall be deemed to be and in each case shall be without prejudice to the generality of the wording preceding it;

(b)

the Landlord may temporarily withdraw any item of service matter or thing specified in this Schedule if such withdrawal is in the interest of good estate management provided that the use and enjoyment of the Premises is not thereby impaired in any material respect;

(c)

the Landlord shall have the right (provided that the occupation and use of the Premises is not materially adversely affected) to cease or to procure the cessation of the provision of or add to or procure the addition to any item of Services matter or thing specified in this Schedule if the Landlord in its reasonable discretion shall deem it desirable or expedient

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to do so but in reaching such decision the Landlord is to have regard to the principles of good estate management and the interests of the tenants in the Building;
(d)

any parts of the Building occupied by the Landlord for any purpose otherwise than in connection with or incidental to the provision of the Services shall be deemed to be premises "let or intended to be let" for the purposes of this Schedule;

(e)

the Landlord shall credit to the Service Cost any cost or expense to the extent to which the Landlord is paid or reimbursed by any person in connection with the maintenance and repair of the Building including but not necessarily limited to the cost of any item for which the Landlord is paid or reimbursed by insurance proceeds warranties service contracts or otherwise;

(f)	the Service Cost and the Service Charge shall not include:
(i)

costs and expenses attributable to any part or parts of the Building or the Estate let or intended to be let to any other tenant or occupier (other than management accommodation which for the avoidance of doubt shall not include marketing suites temporarily located in parts of the Building or the Estate intended to be let) which are not so let or occupied nor the costs in respect of collection of rents and Service Charge or arrears and Service Charge or review of principal yearly rents in respect of such parts of the Building and such costs and expenses shall be borne and be payable by the Landlord;

(ii)

any costs and expenses attributable in any way whatsoever to the initial construction of the Building (including landscaping and the Foundations and Services) and the Estate, the Base Building Definition and the initial installation of the Landlord's Services Equipment and the Services Conduits and Appliances;

(iii)	any fees, costs and commissions of whatsoever nature incurred in procuring or attempting to procure other tenants for the Building;
(iv)	the costs of remedying any disrepair, damage or destruction caused by any of the Insured Risks or by an Uninsured Risk to the Building or the Estate;
(v)	any costs in connection with enforcing covenants in any other lease of any part of the Building on the Estate;
(vi)	any sums payable by the Landlord in relation to any of its charges or indebtedness or financing;
(vii)

the costs of commissions and charges in respect of collecting of principal rents, service charges and electricity cost and Outside Normal Business Hours charge and of reviewing rents payable by other tenants of the Building;

(viii)	costs of CIL and any costs associated with CIL;
(ix)	costs associated with Historic Contamination;
(x)	costs attributed to the Developer's Works (as defined in the Agreement for Lease);
(xi)	costs which would otherwise form part of the Service Costs but which are directly recoverable in full from any third party occupier in the Estate;

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(xii)	costs incurred in connection with applications to assign, sublet or alter in respect of any lease or other occupational document relating to the Building other than in relation to the Premises;
(xiii)	costs in respect of any voids or vacant area in the Building which are available to let and/or intended for letting;
(xiv)	future redevelopment costs;
(xv)	costs associated with any breach of the Landlord of its obligations to repair and maintain the Estate and the Building in accordance with its obligations in this Lease; and
(xvi)

any amounts recovered from a third party contractor or professional employed by the Landlord or its predecessors in title in relation to the construction, modification or improvement of the Building on the Estate (less reasonable and proper costs incurred by the Landlord in making such recovery);

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Seventh Schedule

Surety's Covenant

1	The Surety hereby covenants with the Landlord as a primary obligation that:
(a)

the Tenant will pay the rents reserved by this Lease on the days and in manner aforesaid and will duly perform and observe all the Tenant's covenants contained in this Lease and that in case of default the Surety will pay and make good to the Landlord on demand all loss, damages, costs and expenses thereby arising or incurred by the Landlord;

(b)

the Surety will (to the extent properly required by the Landlord in accordance with the terms of this Lease) enter into any further lease granted by the Landlord to the Tenant whether pursuant to the Landlord and Tenant Act 194 or otherwise to guarantee the obligations of the Tenant under such lease such guarantee to be in terms identical (mutatis mutandis) to the terms of this guarantee or in such other terms as may be required by the Landlord;

(c)

in the event that a liquidator or trustee in bankruptcy shall disclaim this Lease the Surety shall if the Landlord so requires by notice in writing given to the Surety within three months after such event take a new lease of the Premises for the residue of the term unexpired at the date of such event and at the rents then payable and subject to the terms of this Lease in every respect and to execute and deliver to the Landlord a counterpart thereof and to pay to the Landlord the reasonable costs thereof;

(d)

in the event that the Landlord shall not require the Surety to take up a lease in accordance with the provisions of paragraph 1(b) hereof following the disclaimer of this Lease then the Surety shall pay to the Landlord a capital sum in the amount of the Rents that would have otherwise have been payable under this Lease for the period of 6 months from the date of such disclaimer;

(e)	for the purposes of paragraph (b):
(i)	the new lease shall:
(A)	be completed within 4 weeks after the date when the Landlord notifies the requirement to the Surety; and
(B)	take effect from the date of forfeiture, subject to any third party rights of vesting and possession; and
(ii)	the contractual term of the new lease shall expire when the Contractual Term would have expired but for the disclaimer.
2	PROVIDED ALWAYS THAT IT IS HEREBY AGREED THAT:
2.1	The Surety shall not be released or discharged in any way from its obligations under this Lease by:
(a)

any neglect or forbearance of the Landlord in endeavouring to obtain payment of the Rents when the same become payable or to enforce performance or observance of the Tenant's covenants herein and any time which may be given by the Landlord to the Tenant;

(b)	any variation of the terms of this Lease with the Surety's consent;
(c)	the transfer of the Landlord's reversionary interest immediately expectant on the determination of this Lease;

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(d)	any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled to re-enter the Premises;
(e)	any legal limitation and/or incapacity of the Tenant and/or any change in the constitution or powers of the Tenant the Surety or the Landlord;
(f)	any liquidation, administration or bankruptcy of the Tenant or the Surety; or
(g)	any other act, omission, matter or thing whatsoever whereby but for this provision the Surety would be released (other than a release of the Surety by Deed entered into by the Landlord).
2.2

The Surety shall not be entitled to participate in or be subrogated to any security held by the Landlord in respect of the Tenant's obligations or otherwise to stand in the place of the Landlord in respect of any such security.

2.3	The Surety hereby waives any right to require the Landlord to pursue against the Tenant any rights which may be available to the Landlord before proceeding against the Surety.
2.4	The Surety abandons and waives any right it may have at any time under the law whether existing or future (whether by virtue of the droit de discussion or division or otherwise) to require that:
(a)

the Landlord, before enforcing this Lease or any right, interest or obligation under this Lease, takes any action, exercises any recourse or seeks a declaration of bankruptcy against the Tenant or any other person, makes any claim in a bankruptcy, liquidation, administration or insolvency of the Tenant or any other person or enforces or seeks to enforce any other right, claim, remedy or recourse against the Tenant or any other person;

(b)

the Landlord, in order to preserve any of its rights against the Surety joins the Surety as a party to any proceedings against the Tenant or any other person or the Tenant or any other person as a party to any proceedings against the Surety or takes any other procedural steps or observes any other formalities; or

(c)	the Landlord divides or apportions the liability of the Surety under this Lease with any other person or such liability is reduced in any manner.

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EIGHTH SCHEDULE

Form of authorised guarantee agreement

AUTHORISED GUARANTEE AGREEMENT

DATE: ………………………………………

PARTIES

(1)	[ ] whose registered office is at/of [ ] [(Co. Regn. No. )] (the "Landlord"); and
(2)	[ ] whose registered office is at/of [ ][1] [(Co. Regn. No. )] (the "Existing Tenant"); and
(3)	[[ ] whose registered office is at/of [ ][2] [(Co. Regn. No. )] (the "Existing Tenant's Guarantor")]

BACKGROUND

(A)	This agreement is supplemental and collateral to the Lease.
(B)	The Landlord is entitled to the immediate reversion to the Lease.
(C)	The residue of the term granted by the Lease is vested in the Existing Tenant.
(D)	The Existing Tenant intends to assign the Lease and in accordance with the provisions of the Lease has agreed to enter into an authorised guarantee agreement with the Landlord.
(E)	[Under the Lease the Tenant's obligations are guaranteed by the Existing Tenant's Guarantor.]

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

In this agreement:

1.1	the following expressions have the respective specified meanings:

"Assignee" the person or persons defined as assignee in the Licence to Assign;

"Assignment" means the assignment authorised by the Licence to Assign, which for the purposes of this agreement, occurs on the date of the transfer of the Lease to the Assignee whether or not the transfer requires to be completed by registration at HM Land Registry;

"Lease" a lease of [                  ] floor of 1 Finsbury Avenue, London EC2 dated [date] and made between (1) B.L.C.T. (PHC 15A) Limited, (2) Mimecast Services Limited and (3) Mimecast Limited, and includes all documents collateral to it including this agreement;

"Licence to Assign" a licence to assign the Lease dated the date hereof and made between [parties];

"Tenant's obligations" has the same meaning as is given by the 1995 Act to the expression "tenant covenants" and applies in relation to the tenancy created by the Lease; and

"1995 Act" means the Landlord and Tenant (Covenants) Act 1995;

[1]	If a foreign company, include an address for service in the UK and specify that it is such an address.
[2]	If a foreign company, include an address for service in the UK and specify that it is such an address.

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1.2	where a party comprises more than one person, that party's obligations take effect jointly and severally; and
1.3	references to any clause are to the corresponding clause in this agreement and the headings do not affect the construction or interpretation of this agreement.
2.	AUTHORISED GUARANTEE AGREEMENT

This authorised guarantee agreement is entered into by the Existing Tenant in consideration of the Landlord's entering into the Licence to Assign and, accordingly, the Existing Tenant as a principal obligor agrees with the Landlord that:

2.1	Guarantee

The Existing Tenant's obligations will be complied with by the Assignee and, to the extent they are not, the Existing Tenant will comply with them and will indemnify the Landlord against any loss it suffers as a result of any non-compliance, without deduction or set-off.

2.2	Preservation of the guarantee

The Existing Tenant's obligations under this clause are not affected by:

2.2.1	any delay or other indulgence, compromise or neglect in enforcing the Tenant's obligations or any refusal by the Landlord to accept tendered rent;
2.2.2	any partial surrender of the Lease (and the Existing Tenant's liability shall continue but only in respect of the continuing Tenant's obligations);
2.2.3	without prejudice to clause 2.4, any disclaimer of the Assignee's liability under the Lease;
2.2.4

any legal limitation, immunity, incapacity, insolvency or the winding-up of the Assignee (or, if the Assignee is more than one person, of any such person) or by the Assignee (or any such person) otherwise ceasing to exist;

2.2.5

any act or omission in connection with any right or remedy against the Assignee or with any other security which the Landlord holds at any time for the Tenant's obligations or in connection with re-letting the Premises;

2.2.6	any other act or omission which, but for this provision, would have released the Existing Tenant from liability,

or any combination of any such matters and, subject as provided in section 18 of the 1995 Act, the Existing Tenant's obligations are not released by, but shall be construed so as to require compliance with, the terms of any consent or approval by the Landlord or of any variation or waiver of any of the Tenant's obligations and the Existing Tenant shall, if the Landlord requests, join in any such consent, approval, variation or waiver in order to acknowledge and confirm that requirement.

2.3	Subrogation rights, etc.

The Existing Tenant:

2.3.1	may not participate in, or exercise any right of subrogation in respect of, any security which the Landlord holds at any time for the Tenant's obligations;
2.3.2	will unconditionally waive any right of contribution by the Assignee towards the Existing Tenant's liability under this clause, to the extent the waiver is requisite for preserving that liability;
2.3.3

acknowledges that the Existing Tenant's obligations under this clause are and shall remain additional to and separate from any other security which the Landlord holds at any time for the Tenant's obligations and shall be complied with irrespective of any such other security;

2.3.4	shall not:
(A)	claim in competition with the Landlord in any proceedings or any type of arrangement in connection with the Assignee’s insolvency; or
(B)	exercise any other right or remedy against the Assignee whether insolvent or not,

in respect of any performance of the Existing Tenant's obligations under this clause unless and until all of those obligations are fully performed (and, if, notwithstanding, the Existing Tenant does receive any money pursuant to any such claim, right or remedy, it shall hold the money on trust for the Landlord until those obligations are fully performed); and

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2.3.5

warrants that it has not taken and agrees that it will not take any security over the Assignee's assets for any liability owed to the Existing Tenant (and, if, notwithstanding, the Existing Tenant does receive any such security, it shall hold the security on trust for the Landlord until the Existing Tenant's obligations under this clause are fully performed).

2.4	Disclaimer, etc.
2.4.1

If the Assignee’s liability under the Lease is disclaimed, the Landlord may require the Existing Tenant to accept (and, if so, the Existing Tenant will accept) a new lease of the Premises on and giving effect to the same terms, and containing the same agreements, as the Lease except this clause (and, where any such term applies as at a particular date or period, as at the same date or period), and as the terms had effect immediately before the disclaimer such that the obligations of the new lease are no more onerous than the Tenant's obligations, subject as provided in clause 2.4.2.

2.4.2	For the purposes of clause 2.4.1:
(A)	the Landlord's requirement must be notified to the Existing Tenant within six months after the date of the Landlord's receipt of notice of the disclaimer;
(B)	the new lease shall:
(1)	be granted in all respects at the Existing Tenant's cost;
(2)	be completed within four weeks after the date when the Landlord notifies the requirement to the Existing Tenant; and
(3)	take effect from the date of disclaimer, subject to any third party rights of vesting and possession; and
(C)	the contractual term of the new lease shall expire when the Term would have expired but for the disclaimer.
2.4.3

In the event that the Landlord shall not require the Existing Tenant to take up a new lease of the Premises following the disclaimer of the Lease then the Tenant will continue to pay to the Landlord the rents reserved by the Lease for a period of six months from the date of disclaimer or until the date the Premises are re-let, whichever first occurs.

3.	[AGA GUARANTEE

In consideration of the Landlord entering into the Licence to Assign, the Existing Tenant's Guarantor as a principal obligor agrees with the Landlord, with effect from the Assignment, that:

3.1	Guarantee

Until the date when the Existing Tenant is released by the 1995 Act from the guarantee and supplementary provisions in clause 2 (referred to in this clause as the "Authorised Guarantee Agreement") the Existing Tenant will comply with the Authorised Guarantee Agreement and, to the extent the Existing Tenant does not, the Existing Tenant's Guarantor will comply with them and will indemnify the Landlord against any loss it suffers as a result of any non-compliance, without deduction or set-off.

3.2	Preservation of the guarantee

The Existing Tenant's Guarantor's obligations under this clause are not affected by:

3.2.1	any delay or other indulgence, compromise or neglect in enforcing the Authorised Guarantee Agreement;
3.2.2	any partial surrender of the Lease (and the Existing Tenant's Guarantor's liability shall continue but only in respect of the continuing Authorised Guarantee Agreement);
3.2.3	without prejudice to clause 3.4, any disclaimer of the Authorised Guarantee Agreement;
3.2.4

any legal limitation, immunity, incapacity, insolvency or the winding-up of the Existing Tenant (or, if the Existing Tenant is more than one person, of any such person) or by the Existing Tenant (or any such person) otherwise ceasing to exist;

3.2.5

any act or omission in connection with any right or remedy against the Existing Tenant or with any security which the Landlord holds at any time for the Tenant's obligations or in connection with re-letting the Premises;

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3.2.6	any other act or omission which, but for this provision, would have released the Existing Tenant's Guarantor from liability,

or any combination of any such matters and, subject as provided in section 18 of the 1995 Act, the Existing Tenant's Guarantor's obligations in connection with the Authorised Guarantee Agreement are not released by, but shall be construed so as to require compliance (through the Authorised Guarantee Agreement) with, the terms of any consent or approval by the Landlord or of any variation or waiver of any of the Tenant's obligations and the Existing Tenant's Guarantor shall, if the Landlord requests, join in any such consent, approval, variation or waiver in order to acknowledge and confirm that requirement.

3.3	Subrogation rights, etc.

The Existing Tenant's Guarantor:

3.3.1	may not participate in, or exercise any right of subrogation in respect of any security which the Landlord holds at any time for the Tenant's obligations;
3.3.2

will unconditionally waive any right of contribution by the Existing Tenant towards the Existing Tenant's Guarantor's liability under this clause, to the extent the waiver is requisite for preserving that liability;

3.3.3

acknowledges that the Existing Tenant's Guarantor's obligations under this clause are and shall remain additional to and separate from any other security which the Landlord holds at any time for the Tenant's obligations and shall be complied with irrespective of any such other security;

3.3.4	shall not:
(A)	claim in competition with the Landlord in any proceedings or any type of arrangement in connection with the insolvency of any person who owes the Landlord liability for the Tenant's obligations; or
(B)	exercise any other right or remedy against any such person whether insolvent or not,

in respect of any performance of the Existing Tenant's Guarantor's obligations under this clause unless and until all of those obligations are fully performed (and, if, notwithstanding, the Existing Tenant's Guarantor does receive any money pursuant to any such claim, right or remedy, it shall hold the money on trust for the Landlord until those obligations are fully performed); and

3.3.5

warrants that it has not taken and agrees that it will not take any security over the Existing Tenant's assets for any liability owed to the Existing Tenant's Guarantor (and, if, notwithstanding, the Existing Tenant's Guarantor does receive any such security, it shall hold the security on trust for the Landlord until the Existing Tenant's Guarantor's obligations under this clause are fully performed).

3.4	Disclaimer, etc.
3.4.1

If a new lease is to be granted to the Existing Tenant pursuant to clause 2.4, the Existing Tenant's Guarantor shall be a party to it in order to guarantee compliance with the Existing Tenant's obligations under it and to accept a further lease following any disclaimer or forfeiture by or against the Existing Tenant as tenant of the new lease.

3.4.2

The Existing Tenant's Guarantor's obligations in clause 3.4.1 shall be on the same terms, subject to any necessary differences of fact, as applied to the obligations which the Existing Tenant's Guarantor had under the Lease before the Assignment.

3.4.3	If the Existing Tenant fails to comply with clause 2.4.1, the Existing Tenant's Guarantor will do so by taking the new lease in its own name.
4.	TRANSMISSION OF GUARANTEES

The benefit of every guarantee provided for in this agreement shall:

4.1	be annexed and incident to the whole, and to each and every part, of the immediate reversion to the Lease; and
4.2	pass on an assignment of the whole or any part of that reversion.

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5.	SEVERANCE

If any provision of this agreement is void or prohibited under any statutory enactment due to any applicable law, it shall be deemed to be deleted and the remaining provisions of this agreement shall continue in force.

6.	Governing law and JURISDICTION
6.1

This agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law and within the exclusive jurisdiction of the English courts, to which the parties irrevocably submit.

6.2

Each party irrevocably agrees that any claim form or other document to be served under the Civil Procedure Rules may be served on it by being delivered to or left at its address in the United Kingdom as stated in this document or as otherwise notified to [each] [the] other party and each party undertakes to notify the others in advance of any change from time to time of such address for service and to maintain an appropriate address at all times.

7.	exclusion of third party rights

The parties confirm that no term of this agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to it.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

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EXECUTED as a DEED by MIMECAST SERVICES LIMITED	………………………..
acting by two directors /a	(Signature of director)
director and its company secretary

……………………..
(Signature of director / secretary)

EXECUTED as a DEED by MIMECAST LIMITED	……………………………………….
acting by a director	(Signature of director)
in the presence of:	Secretary

……………………………………..
(Name of witness)

……………………………………..

……………………………………..

……………………………………..

……………………………………..
(Address of witness)

……………………………………..
(Signature of witness)

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EXECUTED as a DEED by BLCT (PHC 15A))
LIMITED, a company incorporated in Jersey, acting				)
by	Nigel Webb	,	being a	)
person(s) who, in accordance with the laws of that				)
territory, is/are acting under the authority of the company				)

……B.L.C.T. (PHC 15A) Limited……

Signature in the name of the company

Signature(s):	/s/ Nigel Webb

Authorised Signatory   /s/ Illegible

For British Land Company Secretarial Limited

EXECUTED as a DEED by MIMECAST	/s/ Peter Bauer…………………………..
SERVICES LIMITED acting by two	(Signature of director)
directors /a director and its
company secretary
/s/ Rafeal Brown………………………………..
(Signature of director / secretary)

Signed as a deed on behalf of MIMECAST				)
LIMITED, a company incorporated in Jersey,				)
by	Peter Bauer	,	being a	)
person who, in accordance with the laws of that				)
territory, is acting under the authority of the company				)

Signature(s): /s/ Peter Bauer______________________

Authorised Signatory

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